EXHIBIT 10.19

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

between

DELIGHTFUL DELIVERIES, INC.

as Seller

and

DINEWISE, INC.

as Buyer

Dated as of February 29, 2008

(continued)

Page

ARTICLE 1 DEFINITIONS; CONSTRUCTION

1

1.1

Certain Defined Terms

1

1.2

Construction

8

ARTICLE 2 SALE AND PURCHASE9

2.1

Agreement to Sell and Purchase

9

2.2

Excluded Assets

10

2.3

Assumption of Assumed Liabilities.

10

2.4

Excluded Liabilities

11

2.5

Purchase Price.

12

2.6

Allocation of Purchase Price; Withholding Taxes.

13

2.7

Allocation of Certain Items.

13

2.8

Earn-Out Consideration Calculation and Payment.

14

ARTICLE 3 THE CLOSING

15

3.1

Closing.

15

3.2

Obligations of Seller at Closing

15

3.3

Obligations of Buyer at Closing

16

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE SELLER

17

4.1

Organization and Good Standing

17

4.2

Power and Authority; No Conflicts.

17

4.3

Title to Purchased Assets..

18

4.4

Financial Statements.

18

4.5

Contracts.

19

4.6

Condition and Sufficiency of Purchased Assets.

20

4.7

No Brokerage or Finder’s Fees..

21

4.8

No Undisclosed Liability.

21

4.9

Consents to Assignment.

21

4.10

Legal Proceedings.

21

4.11

Governmental Permits; Compliance with Laws.

21

4.12

Environmental Matters.

22

4.13

Real Property.

23

4.14

Absence of Certain Changes.

25

4.15

Certain Personal Property..

26

4.16

Non-Real Estate Leases.

26

4.17

Accounts Receivable.

26

4.18

Adequate Insurance..

26

4.19

Intellectual Property.

27

4.20

Inventory.

27

4.21

Product Warranty..

27

i

(continued)

Page

4.22

Suppliers, Distributors and Customers...

27

4.23

No Defective or Unsafe Products.

28

4.24

Taxes.

28

4.25

Labor and Employment Matters.

29

4.26

Employee Benefits.

31

4.27

Non-Disclosure.

32

4.28

Commercial Bribery..

32

4.29

Money Laundering.

32

4.30

Foreign Corrupt Practices Act.

33

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE BUYER

33

5.1

Power and Authority; No Conflicts.

33

5.2

Organization and Good Standing..

34

5.3

No Brokerage or Finder’s Fees.

34

ARTICLE 6 COVENANTS OF THE PARTIES

34

6.1

Conduct of Business.

34

6.2

Access and Information.

34

6.3

Tax Returns; Taxes.

35

6.4

Notice of Developments.

35

6.5

Inventory.

35

6.6

Non-Disclosure of Confidential Information.

35

6.7

Consents; Notice Under the Real Property Lease..

36

6.8

Non-Competition.

36

6.9

No Solicitation..

36

6.10

Public Statements.

37

6.11

Other Actions..

37

6.12

Accounts Receivable; Bad Inventory.

37

6.13

Returned Products; Customer Offsets.

38

6.14

Accounts Receivable Received After the Closing by Seller.

39

6.15

Transfer Taxes; Cooperation on Taxes.

39

6.16

Employees.

40

6.17

Employment Benefits.

41

6.18

Risk of Loss.

41

6.19

Cooperation by the Parties.

42

6.20

Preparation of GAAP Financials.

42

6.21

Financing Documents.

42

ARTICLE 7 CONDITIONS PRECEDENT TO CLOSING

42

7.1

Conditions Precedent to Buyer’s Obligations to Close.

42

7.2

Conditions Precedent to Seller’s Obligations to Close.

44

(continued)

Page

ARTICLE 8 TERMINATION

45

8.1

Termination.

45

8.2

Obligations Upon Termination..

45

ARTICLE 9 INDEMNIFICATION

46

9.1

Indemnification by Seller.

46

9.2

Indemnification by Buyer.

46

9.3

Procedures for Third-Party Claims.

47

9.4

Indemnification Procedures for Other Claims..

48

9.5

Survival of Representations and Warranties.

48

9.6

Indemnification Limits and Restrictions.

48

9.7

Exclusive Remedy.

49

9.8

Tax Treatment for Indemnity

49

ARTICLE 10 MISCELLANEOUS

49

10.1

Limitation of Authority.

49

10.2

Transaction Fees and Expenses.

49

10.3

Notices.

49

10.4

Amendment.

50

10.5

Waiver.

50

10.6

Governing Law.

51

10.7

Jurisdiction..

51

10.8

Remedies.

51

10.9

Severability.

51

10.10

Further Assurances.

51

10.11

Assignment.

51

10.12

Binding Effect.

51

10.13

No Third Party Beneficiaries.

52

10.14

Entire Agreement..

52

10.15

Headings.

52

10.16

Counterparts.

52

(continued)

Page
Exhibits
Exhibit 2.5(ii)	Form of Consideration Note
Exhibit 3.2(a)(i)	Bill of Sale, Assignment and Assumption Agreement
Schedules
Schedule 1.1(A)	Furniture and Fixtures
Schedule 1.1(B)	Inventory
Schedule 1.1(C)	Knowledge
Schedule 2.2(c)	Excluded Contracts
Schedule 2.2(d)	Excluded Assets
Schedule 2.3(b)	Operating Liabilities
Schedule 3.3(b)	Payoff Amount
Schedule 4.5	Seller Contracts
Schedule 4.6(c)	Business Necessities
Schedule 4.8	Undisclosed Liabilities
Schedule 4.9	Consents to Assignment
Schedule 4.10	Legal Proceedings
Schedule 4.11	Governmental Permits
Schedule 4.12(b)	Environmental Matters
Schedule 4.13(a)	Leased Real Property
Schedule 4.13(c)	Other Payments under Real Property Lease
Schedule 4.13(d)	Additional Information under Real Property Lease
Schedule 4.13(e)	Work Provided For Leased Real Property
Schedule 4.13(l)	Brokerage Commissions of Seller
Schedule 4.14	Changes in the Business
Schedule 4.15	Personal Property
Schedule 4.16	Non-Real Estate Leases
Schedule 4.17	Accounts Receivable
Schedule 4.18	Insurance
Schedule 4.19	Intellectual Property
Schedule 4.21	Product Warranty
Schedule 4.22	Suppliers and Customers
Schedule 4.23	No Defective or Unsafe Products
Schedule 4.24	Taxes
Schedule 4.24(b)	Tax Returns
Schedule 4.24(c)	Tax Assessment or Deficiency
Schedule 4.25(a)	Employees
Schedule 4.25(d)	Proceedings
Schedule 4.25(e)	WARN Act
Schedule 4.25(g)	Foreign Employees
Schedule 4.25(i)	Reporting or Filing Obligations with the OFCCP
Schedule 4.26(a)	Employee Benefits
Schedule 7.1(d)	Material Consents

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (together with all Schedules and Exhibits hereto, Schedules and Exhibits thereto, and other documents and instruments incorporated herein, the “Agreement”) dated as of February 29, 2008, is made and entered into by and between Delightful Deliveries, Inc., a corporation organized under the laws of the State of New York (the “Seller”), on the one hand, and DineWise, Inc., a corporation organized under the laws of the State of Nevada (the “Buyer”), on the other hand. Each of Seller and Buyer are sometimes individually referred to herein as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, Seller markets and sells gourmet gift baskets and gourmet food and other products through its catalogue and on-line website as further described at www.delightfuldeliveries.com (collectively, the “Business”); and

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the assets described in Section 2.1, which constitute the material assets owned, leased and licensed by Seller and used exclusively in connection with, or relating exclusively to, the operations of the Business, excluding certain assets expressly referred to below, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

Article 1
DEFINITIONS; CONSTRUCTION

1.1

Certain Defined Terms. The following terms, when used in this Agreement (or in the Schedules) shall have the meanings set forth below:

“Accounts Payable” means, as of any date, any trade accounts payable and any other miscellaneous payables of Seller.

“Accounts Receivable” has the meaning set forth in Section 4.17.

“Affected Employees” has the meaning set forth in Section 6.16(a).

“Affiliate” of a specified Person means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the possession of the power to direct the management or policies of the specified Person, directly or indirectly, whether through the ownership of voting securities, partnership or limited liability company interests, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Assumed Contracts” has the meaning set forth in Section 2.1(h).

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Balance Sheet” has the meaning set forth in Section 4.4(a).

“Basket” has the meaning set forth in Section 9.6.

“Benefit Plan” has the meaning set forth in Section 4.26(a).

“Bill of Sale” has the meaning set forth in Section 3.2(a)(i).

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day other than Saturday or Sunday, or a day on which the banking institutions in the State of New York are authorized or obligated by Law or executive order to close.

“Business Necessities” has the meaning set forth in Section 4.6(b).

“Buyer” has the meaning set forth in the Preamble.

“Buyer Indemnitee” has the meaning set forth in Section 9.1.

“Charter Documents” means a Person’s certificate of or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, or similar document governing the entity.

“Closing” has the meaning set forth in Section 3.1.

“Closing Accounts Receivable” has the meaning set forth in Section 6.12(a).

“Closing Date” has the meaning set forth in Section 3.1.

“COBRA” has the meaning set forth in Section 4.26(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Period” has the meaning set forth in Section 6.12(a).

“Confidential Information” means any confidential proprietary information or Intellectual Property of Seller, or that of any Affiliate of Seller, that is used in the Business, including personnel information, know-how, data, databases, advertising and marketing plans or systems, distribution and sales methods or systems, sales and profit figures, customer and client lists, customer, client, dealer, distributor, wholesaler and supplier information (including principal contacts, addresses and telephone numbers, purchasing history, equipment demographics, payment information and any other information) and any relationships with dealers, distributors, wholesalers, customers, clients, suppliers and any other Persons who have, or have had, business dealings with the Business.

“Consent” means any required waiver, consent, approval, authorization, license, action, filing or notification.

“Consideration Cash” has the meaning set forth in Section 2.5(i).

“Consideration Note” has the meaning set forth in Section 2.5(ii).

“Contemplated Transactions” means the purchase and sale of the Purchased Assets at the Closing and the other transactions contemplated by the Transaction Documents.

“Contract” means any written or oral contract, agreement, lease, instrument or other document or commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property under any applicable Law.

“Customer Orders” means all merchandise ordered by customers from Seller pursuant to the Contracts (but not Excluded Contracts), which orders have not been fulfilled as of the date hereof, including details of the merchandise ordered, the amount paid by the customer, the amount due by the customer and any other special terms.

“Damaged Assets” has the meaning set forth in Section 6.18(b).

“Damaged Inventory” means Inventory included in the Purchased Assets that was damaged at the Closing Date such that it is not saleable at regular market prices.

“Damaged Inventory Value” has the meaning set forth in Section 6.12(b).

“Damages” has the meaning set forth in Section 9.1.

“Default” means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause a Lien to arise, or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, cancellation, amendment, renegotiation or acceleration or a right to receive damages or a payment of penalties.

“Earn-out Consideration” has the meaning set forth in Section 2.8(c).

“EBITDA Period” has the meaning set forth in Section 2.8(a).

“Environmental Law” means all statutes, regulations, rules, ordinances, codes, common law, licenses, permits, orders, approvals, plans, authorizations, and similar items, of all Governmental Authorities and all judicial and administrative and regulatory writs, injunctions, decrees, judgments and orders relating to (a) the protection of human health or the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata); (b) emissions, discharges, Releases or threatened Releases of Hazardous

Materials or otherwise relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of Hazardous Materials; or (c) exposure of persons to Hazardous Materials. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. §§ 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”) and otherwise; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C. §§ 136 et seq., as amended; the Solid Waste Disposal Act (“SWDA”), 92 U.S.C. §§ 6901 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., as amended; the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., as amended; the Clean Air Act, 42 U.S.C. §§ 7401 et seq., as amended; the Safe Drinking Water Act, 42 U.S.C. §§ 1401 et seq., as amended; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. §§ 2601 et seq., as amended.

“Environmental Licenses” has the meaning set forth in Section 4.12(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” has the meaning set forth in Section 4.26(a).

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Contracts” has the meaning set forth in Section 2.2(c).

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“FCPA” has the meaning set forth in Section 4.30.

“Financial Statements” has the meaning set forth in Section 4.4(a).

“Financing Documents” means all of the agreements, documents and instruments which provide for third party financing to Buyer in connection with the Contemplated Transactions, and each other agreement, document or instrument delivered in connection with any of the foregoing.

“Furniture and Fixtures” means all furnishings, office furniture, office equipment, fixtures, phones and facsimile machines, computers, software, supplies and other tangible personal property or fixed assets of a similar nature which are owned by Seller and used exclusively in connection with the Business (but excluding any such items used in connection with any Excluded Assets), as set forth on Schedule 1.1(A).

“GAAP” means generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 4.4 were prepared.

“GAAP Financials” has the meaning set forth in Section 6.20.

“Governmental Authority” means any federal, state, local or foreign government or governmental or regulatory authority, agency, department, commission, board or instrumentality, or any court of competent jurisdiction.

“Governmental Permit” means all notifications, licenses, permits (including environmental, construction and operation permits), governmental franchises, registrations, certificates, approvals, exemptions, classifications, registrations and other similar documents, rights and authorizations issued by any Governmental Authority relating exclusively to the Purchased Assets or the Business, other than any Intellectual Property.

“Hazardous Material” means any substance (a) the presence of which requires investigation or remediation under any Environmental Law; (b) that is defined as a “solid waste,” “hazardous waste,” “hazardous substance,” “hazardous material,” “pollutant” or “contaminant” under any Environmental Law; (c) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Authority; (d) the presence of which is causing a nuisance, trespass or other tortious condition or (e) that contains gasoline, diesel fuel, fuel oil, petroleum hydrocarbons, polychlorinated biphenyls, asbestos, or urea formaldehyde.

“Indemnifying Party” has the meaning set forth in Section 9.3(a).

“Indemnified Party” has the meaning set forth in Section 9.3(a).

“Intellectual Property” means any copyrights, patents, trademarks, internet domain names, website development and URLs, technology rights and licenses, Trade Secrets, franchises, software products, inventions, ideas, discoveries, innovations and rights in research and development, and commercially practiced processes and inventions, whether patentable or not, in any jurisdiction throughout the world and any other intellectual property or similar, corresponding or equivalent right to any of the foregoing.

“Inventory” means all inventory of Seller used in connection with the Business which is (a) located at 79 Main Street, Port Washington, NY 11050, including, without limitation, all goods intended for sale, work in process and supplies, sales and promotional products and materials, signage, literature and brochures, pallets upon which such inventory is being stored, or (b) in transit to or from the foregoing location or otherwise owned by Seller but in the possession of third parties and shall include, without limitation, all items of Inventory set forth on Schedule 1.1(B) hereto.

“Knowledge” means the actual or constructive knowledge of the individuals listed in Schedule 1.1(C) as of the date of this Agreement (or, with respect to the officer’s certificates delivered pursuant to Article 7, as of the Closing Date).

“Law” means applicable federal, state or local laws, codes, statutes, ordinances, orders, decrees and rules of any Governmental Authority.

“Lease Assignment” has the meaning set forth in Section 7.1(l).

“Leased Premises” has the meaning set forth in Section 4.12(a).

“Leased Real Property” has the meaning set forth in Section 4.13(a).

“Liability” means any direct or indirect liability, indebtedness, obligation, expense, debt, claim, loss, damage, deficiency, guaranty or endorsement of any nature, of or by any Person, whether absolute or contingent, known or unknown, secured or unsecured, recourse or non-recourse, filed or unfiled, accrued or unaccrued, due or to become due, or liquidated or unliquidated.

“Liens” means any security interest, conditional sale or other title retention agreement, mortgage, pledge, lien, charge, encumbrance or other adverse claim or interest.

“Material Adverse Effect” means a material adverse effect on the Business, including any of the assets, financial condition, prospects, results of operation, liquidity, products, competitive position, customers or customer relations thereof.

“Material Consents” has the meaning set forth in Section 7.1(d).

“Money Laundering Laws” has the meaning set forth in Section 4.29.

“Neutral Auditor” means an accounting firm as mutually agreed by the Parties.

“Non-Real Estate Lease” has the meaning set forth in Section 4.16.

“Note Amount” has the meaning set forth in Section 2.5(ii).

“Obsolete Inventory” means Inventory included in the Purchased Assets that is not returnable to the manufacturer and (a) has not been sold prior to the first anniversary of the Closing Date, (b) is not committed to a customer as of the first anniversary of the Closing Date, or (c) is not subject to an obligation of a customer to pay for the same after the Closing Date to the extent not otherwise sold.

“Obsolete Inventory Value” has the meaning set forth in Section 6.12(c).

“Occupational Health and Safety Law” means the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., as amended.

“OFCCP” has the meaning set forth in Section 4.25(i).

“Ordinary Course of Business” means, with respect to an action taken by any Person, an action that (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person, (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature, and (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

“Party” or “Parties” has the meaning set forth in the Preamble of this Agreement.

“Payoff Amount” has the meaning set forth in Section 3.3(b).

“Permitted Liens” means Liens for Taxes, assessments and other governmental charges arising in the Ordinary Course of Business that are not yet due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings.

“Person” means any natural person, business trust, corporation, partnership, limited liability company, joint stock company, proprietorship, association, trust, joint venture, unincorporated association or any other legal entity of whatever nature.

“Proceedings” means any legal, administrative, arbitration or other proceedings, or claims, actions, disputes or investigations.

“Purchase Price” has the meaning set forth in Section 2.5.

“Purchased Assets” has the meaning set forth in Section 2.1.

“Real Property Lease” has the meaning set forth in Section 4.13(a).

“Realty” has the meaning set forth in Section 4.12(a).

“Release” shall have the meaning ascribed to that term in CERCLA or in any Environmental Law.

“Restricted Employee” has the meaning set forth in Section 6.8(b).

 “Seller” has the meaning set forth in the Preamble of this Agreement.

“Seller Indemnitee” has the meaning set forth in Section 9.2.

 “Tax” means all federal, state, local and foreign taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature (including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp, occupation, property, minimum, environmental or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever) of Seller, including any liability as a transferee (including, without limitation, under Section 6901 of the Code or any similar provision of applicable Law), as a result of Treasury Regulation §1.1502-6 or any similar provision of applicable Law), or pursuant to any tax sharing or other agreement, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing authority (domestic or foreign).

“Tax Return” means any return, declaration, report, information return or statement, including without limitation any consolidated, combined or unitary return or other document

(including any related or supporting information), filed or required to be filed by Seller with any federal, state, local or foreign governmental entity or agency in connection with the determination, assessment, collection, payment or refund of Taxes or the administration of any Laws or administrative requirements relating to Taxes or ERISA.

“Third Party” means a Person that is not a party to this Agreement.

“Third-Party Claim” means any claim against any Indemnified Party by a Third Party, whether or not involving a Proceeding.

“Trade Secret” means any know-how, trade secrets, formulae, specifications, technical information, data, process, technology, plans, drawings, proprietary information, blue prints and all documentation related to any of the foregoing, except for any such item that is generally available to the public.

“Transaction Documents” means this Agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered by a Party pursuant to this Agreement (including, but not limited to, any such item referred to in Sections 3.2 and 3.3).

“Transfer Taxes” has the meaning set forth in Section 6.15(a).

“Uncollected Accounts Receivable Amount” has the meaning set forth in Section 6.12(a).

“WARN” has the meaning set forth in Section 4.25(e).

“Year-End Balance Sheet” has the meaning set forth in Section 6.2(b).

1.2

Construction. In this Agreement, unless the context otherwise requires:

(a)

the singular number includes the plural number and vice versa;

(b)

reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(c)

reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

(d)

reference to any Article, Section or Schedule means such Article, Section or Schedule of or to this Agreement, and references in any Article, Section, Schedule or definition to any clause means such clause of such Article, Section, Schedule or definition;

(e)

any accounting term used and not otherwise defined in this Agreement has the meaning assigned to such term in accordance with GAAP;

(f)

“hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

(g)

“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term;

(h)

relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including;”

(i)

reference to any law (including statutes and ordinances) means such law as amended, modified codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; and

(j)

any agreement, instrument, insurance policy, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, statute, regulation, rule or order as from time to time amended, modified, or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein.

Article 2
SALE AND PURCHASE

2.1

Agreement to Sell and Purchase. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Seller shall sell, assign, grant, convey, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, all right, title and interest in and to all of the assets, properties and rights of every kind and description, real, personal and mixed, tangible and intangible, owned by Seller, wherever situated on the Closing Date (the “Purchased Assets”), free and clear of all Liens (except for Permitted Liens and Assumed Liabilities), including, without limitation, the following:

(a)

all cash and cash equivalents;

(b)

all Accounts Receivable;

(c)

all Inventory;

(d)

all machinery and equipment, including all automobiles, trucks, trailers or other modes of transportation used in connection with the Business which are not Excluded Assets;

(e)

all fixed assets, including all Furniture and Fixtures;

(f)

all rights under the Real Property Lease and the Leased Real Property, including any leasehold interest therein and any leasehold improvements thereon;

(g)

all of Seller’s right, title and interest in and to the Non-Real Estate Leases;

(h)

all rights under any Contracts except for Excluded Contracts (the “Assumed Contracts”), and any easements, deposits or other rights pertaining thereto;

(i)

all rights relating to any prepaid expenses, advances (including prepaid royalties), credits and deposits of Seller made in connection with the Business, and any and all rights and/or products associated therewith;

(j)

copies of any and all books, records, files, documents and other miscellaneous archival property and information relating to the Business, including (i) any and all corporate data backups regarding Inventory, sourcing detail, employee data, sales and customers, (ii) any and all marketing images and collateral, historical photos, advertising and other information or materials regarding the Business, including all records with respect to all customers, suppliers and employees of Seller, mailing lists, catalogs, brochures and handbooks, and (iii) all telephone numbers and facsimile numbers currently used in the Business;

(k)

all rights related to any portion of the Purchased Assets, including any express or implied third party warranties, guarantees, representations, covenants, indemnities, and other similar contractual rights or claims as to third parties held by or in favor of Seller and arising out of, resulting from or relating to the Purchased Assets, including, but not limited to, any warranties or claims with respect to damaged or defective goods;

(l)

all rights under any Governmental Permits;

(m)

all rights, title and interest in, to and under any trademarks, trade names or other Intellectual Property owned or used by Seller, including the names Delightful Deliveries, Inc. or any derivation thereof;

(n)

all Confidential Information;

(o)

all rights under any insurance benefits, including rights and proceeds arising from or relating to the Purchased Assets or the Assumed Liabilities prior to the Closing Date, unless expanded in accordance with this Agreement; and

(p)

all other assets of Seller, whether or not otherwise described in this Section 2.1.

2.2

Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, the Purchased Assets shall not include the following (the “Excluded Assets”):

(a)

the corporate seals, charter documents, minute books, stock books, stock certificates, filing receipts, bylaws, tax returns, books of account or other records having to do with the corporate organization of Seller;

(b)

the rights that accrue or will accrue to Seller under this Agreement;

(c)

the Contracts identified on Schedule 2.2(c) (the “Excluded Contracts”); and

(d)

the Excluded Assets specified on Schedule 2.2(d).

2.3

Assumption of Assumed Liabilities. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Buyer shall assume, and agree to pay, perform and discharge, only the following Liabilities of Seller specifically identified below in this Section 2.3 (the “Assumed Liabilities”):

(a)

all Liabilities of the Business as of the Closing, but only to the extent reflected on the Year-End Balance Sheet (to the extent that they shall not have been satisfied at or prior to the Closing);

(b)

all Accounts Payable, payroll and other operating Liabilities of the Business incurred in the Ordinary Course of Business between the date of the Year-End Balance Sheet and the Closing Date as identified on Schedule 2.3(b); and

(c)

any Liabilities arising after the Closing under the Assumed Contracts (other than Liabilities arising out of or related to a Default by Seller that occurred prior to the Closing).

2.4

Excluded Liabilities. Notwithstanding anything in Section 2.3 above or any other provision of this Agreement, Buyer is not assuming under this Agreement or any other Transaction Document, and Seller shall remain responsible for and promptly pay, perform and discharge, as and when due, any Liability that is not specifically identified as an Assumed Liability under Section 2.3 above, such that Buyer will incur no liability in connection therewith, including any of the following (each, an “Excluded Liability”):

(a)

any Liability arising out of any Default by Seller of any provision of any Contract;

(b)

any product liability or similar claim for injury to any Person or property that arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or that is imposed or asserted to be imposed by operation of Law in connection with any service performed or product sold by or on behalf of Seller on or prior to the Closing;

(c)

any Tax payable by Seller with respect to the Business, the Purchased Assets, or other properties or operations of Seller for any period (or portion thereof) ending on or prior to the Closing;

(d)

any transfer, documentary, sales, use, stamp, registration or other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement or the Contemplated Transactions;

(e)

any Liability under or in connection with any Excluded Assets;

(f)

any Liability arising prior to the Closing or as a result of the Closing for severance, bonuses or any other form of compensation to any employees, agents or independent contractors of Seller, whether or not employed by Buyer after the Closing;

(g)

any employment-related Liability, including, without limitation, any Liability under, arising out of, or with respect to (i) any COBRA or WARN obligations that arise at or prior to the Closing, (ii) any Benefit Plan (including withdrawal liability associated with multi-

employer pension plans), and (iii) any employee of Seller or former employee for periods prior to the Closing;

(h)

any employment-related liability related to an Affected Employee to the extent attributable to events or circumstances occurring or existing on or with respect to periods prior to the Closing;

(i)

any Liability or obligation arising from or related to (i) any investigation by or on behalf of the Occupational Safety and Health Administration of facts and circumstances occurring on or prior to the Closing; and (ii) any Proceeding (A) that results from or relates to any complaint filed with the U.S. Department of Labor, the Equal Employment Opportunity Commission or any other Governmental Authority alleging discrimination in Seller’s hiring or employment practices, sexual harassment or similar claims which occurred, or are alleged to have occurred, prior to the Closing or (B) that is listed on Schedule 4.10;

(j)

any Liability of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the Contemplated Transactions;

(k)

except as explicitly provided in Section 2.3, any Liability for money borrowed by Seller; and

(l)

any other Liability arising out of the ownership or operations of Seller, any Purchased Assets or the Business with respect to periods prior to the Closing.

2.5

Purchase Price. In consideration for the sale, assignment, transfer and delivery of the Purchased Assets by Seller to Buyer, and the assumption of the Assumed Liabilities, and upon the terms and subject to the conditions contained herein, Buyer shall pay the following (the “Purchase Price”) in the manner set forth below:

(i)

Two Million Four Hundred Fifty Thousand Dollars ($2,450,000) (the “Consideration Cash”), of which, (A) an amount of cash (but in any event not more than Two Million Four Hundred Fifty Thousand Dollars ($2,450,000)) sufficient to pay the Payoff Amount shall be paid by Buyer on behalf of Seller at the Closing as set forth in Section 3.3(b), and (B) the remainder shall be paid by Buyer directly to the Seller at the Closing by wire transfer of immediately available funds in accordance with written instructions provided by Seller to Buyer not later than three (3) Business Days prior to the Closing Date;

(ii)

Five Hundred Fifty Thousand Dollars ($550,000) (the “Note Amount”) shall be paid by Buyer to the Seller at the Closing in the form of a promissory note in the form set forth in Exhibit 2.5(ii) attached hereto (the “Consideration Note”); and

(iii)

the amount of any Earn-Out Consideration shall be paid to Seller by Buyer in accordance with Section 2.8.

2.6

Allocation of Purchase Price; Withholding Taxes.

(a)

The Purchase Price, including the Earn-Out Consideration, shall be allocated by Buyer among the Purchased Assets in accordance with Section 1060 of the Code (it being understood and agreed that Buyer shall base such allocation on the relative fair market values of the Purchased Assets as reasonably determined by Buyer) and shall be set forth by Buyer in a written notice delivered to Seller within one hundred eighty (180) days after the Closing. The Buyer and Seller shall prepare and file their respective federal, state and local income Tax returns, together with a copy of Internal Revenue Service Form 8594, on a basis consistent with the foregoing allocations, and shall not take any tax reporting position inconsistent therewith.

(b)

Anything herein to the contrary notwithstanding, to the extent that any Governmental Authority imposes upon Buyer the obligation to withhold Taxes with respect to any payments made to Seller hereunder, Buyer is hereby authorized to withhold such Taxes from the payment to Seller and remit such Taxes to the appropriate Governmental Authority. Buyer shall notify Seller in writing within three (3) Business Days of Buyer’s becoming aware of such obligation to withhold Taxes hereunder. Any such withheld Taxes shall be deemed paid to Seller on account of the Purchase Price.

2.7

Allocation of Certain Items. With respect to certain expenses incurred in the operation of the Business, the following allocations and prorations will be made between Buyer and Seller at the Closing by appropriate cash payments of the applicable amounts from Buyer to Seller and/or from Seller to Buyer, as the case may be:

(a)

Rent. Monthly rent and any additional rent or charges (including common area maintenance charges) with respect to the Leased Real Property will be apportioned between Buyer and Seller based on the number of days in the lease month before and after the Closing Date.

(b)

Taxes. Ad valorem property taxes for the 2007 and 2008 calendar year will be apportioned between Buyer and Seller based upon the number of days in the taxable period before and after the Closing Date and the amounts set forth in the current Tax bills (in regard to the Real Property Lease). If current Tax bills are not available at the time of Closing, such Taxes initially shall be prorated on the basis of Tax bills for the prior calendar year. Once the current Tax bills for the 2007 and 2008 calendar years become available, the Parties shall promptly adjust the prorations in accordance with such current Tax bills.

(c)

Utilities. Utilities (including telephone, electricity, gas, garbage and waste removal), water and sewer charges will be apportioned based upon the number of days occurring before and after the Closing Date during the billing period for each such charge, and Seller shall be credited with any deposits transferred to the account of Buyer; provided, however, that at Buyer’s election any one (1) or more of such utility accounts shall be closed as of the Closing Date, in which event Seller shall be liable and responsible for all charges for service through the Closing Date and shall be entitled to all deposits theretofore made by Seller with respect to such utility, and Buyer shall be responsible for reopening and reinstituting such service in Buyer’s name and shall be responsible for any fees, charges, and deposits required in connection with such new account. If current utility bills are not available at the time of Closing, such utilities initially shall be prorated on the basis of utility bills for the prior month, and Buyer shall mutually agree on a reconciliation of such proration to the actual utility bills promptly after such bills become available after the Closing.

(d)

Sales Commissions. Sales commissions due and payable to any employees and independent sales representatives of Seller with respect to Customer Orders (and arising solely in connection with the Purchased Assets) will be apportioned between Buyer and Seller based on the period (i.e., pre-Closing or post-Closing) during which the Customer Order is placed.

All payments required under this Section 2.7 shall be made within ten (10) Business Days after a written statement therefor, accompanied by supporting documentation, has been submitted by Seller to Buyer, or vice versa. This Section 2.7 shall survive the Closing.

2.8

Earn-Out Consideration Calculation and Payment.

(a)

Within thirty (30) days following the completion of preparation of the audited financial statements for the year ended December 31, 2008, (the “EBITDA Period”), Buyer shall prepare and deliver to the Seller a calculation of the EBITDA for such EBITDA Period. “EBITDA” means the earnings of the Business derived solely from customers of the Business during the 2008 calendar year before interest, taxes, depreciation and amortization, calculated as if it were being operated as a separate and independent corporation, as determined in accordance with GAAP; provided, that in calculating EBITDA, Buyer shall not include in such calculation those expenses incurred by the Seller in connection with the Contemplated Transactions, including, but not limited to, accountant’s fees, legal fees or the broker’s commissions or investment banker’s fees identified in Section 4.7. In determining such EBITDA: (i) EBITDA shall be calculated without regard to “extraordinary items” of gain or loss as that term shall be defined in GAAP and (ii) EBITDA shall not include gains, losses or profits realized from sale of any assets other than in the Ordinary Course of Business.

(b)

The EBITDA calculation shall be final and binding upon the Parties unless, within thirty (30) days following the receipt by Seller of the EBITDA calculation, Seller notifies Buyer of its objection thereto in writing setting forth in reasonable detail amount, nature and basis of such Seller objections. During such thirty (30) day period, Buyer will provide Seller reasonable access to the relevant books and records, including those used to prepare the EBITDA calculation. If Seller so notifies Buyer of its objection to the calculation of EBITDA, Buyer and Seller shall negotiate in good faith to resolve any differences. If, within thirty (30) days following the receipt of such written objection by Buyer, any such differences have not been resolved, then Seller and Buyer shall submit the issues remaining in dispute to the Neutral Auditor for resolution, applying the principles referred to in Section 2.8(a). Any resolution pursuant to this Section 2.8(b) shall be conducted in New York City, or by telephonic conference call if acceptable to the Neutral Auditor. Seller and Buyer shall each execute and deliver such retention agreements as the Neutral Auditor may reasonably require in connection with its services pursuant to this Section 2.8. If issues are submitted to the Neutral Auditor for resolution, then (i) Seller and Buyer shall furnish or cause to be furnished to the Neutral Auditor such work papers and other documents and information relating to the disputed issues as the Neutral Auditor may request and are available to that Party or its agents and shall be afforded the opportunity to present to the Neutral Auditor any material relating to the disputed issues and to discuss the issues with the Neutral Auditor; (ii) the determination by the Neutral Auditor, as set forth in a notice to be delivered to both Seller and Buyer within sixty (60) days of the submission to the Neutral Auditor of the issues remaining in dispute, shall be final, binding and conclusive on the Parties; and (iii) the costs and expenses of the Neutral Auditor, along with the costs and expenses of the Party whose position is selected by the Neutral Auditor, shall be paid by the Party whose position is not selected by the Neutral Auditor.

(c)

Within ten (10) days following the final determination of EBITDA, Buyer shall, as set forth below, pay to Seller an amount (the “Earn-Out Consideration”) equal to (i) EBITDA times (ii) eight (8), minus (iii) Three Million Dollars ($3,000,000); provided, that in no event shall the Earn-Out Consideration paid hereunder exceed Three Million Dollars ($3,000,000).

(i)

Buyer shall pay to Seller an amount of cash equal to fifty percent (50%) of the Earn-Out Consideration amount; and

(ii)

Buyer shall deliver to Seller a promissory note in the form set forth in Exhibit 2.5(iii) attached hereto in an amount equal to fifty percent (50%) of the Earn-Out Consideration amount.

(d)

For the avoidance of doubt, Buyer’s obligations under this Section 2.8 shall survive the Closing.

Article 3
THE CLOSING

3.1

Closing. Subject to the terms and conditions of this Agreement, the closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of counsel to Buyer, Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, at such time and date as mutually agreed by the Parties following the date on which all the conditions set forth in Article 7 of this Agreement are satisfied, or have been waived by the Party for whose benefit such conditions exist, other than those conditions which are to be satisfied at the Closing (the “Closing Date”). The execution and/or delivery of each document to be executed and/or delivered at the Closing and each other action to be taken at the Closing shall be subject to the condition that every other document to be executed and/or delivered at the Closing is so executed and/or delivered and every other action to be taken at the Closing is so taken, and all such documents and actions shall be deemed to be executed and/or delivered or taken, as the case may be, simultaneously.

3.2

Obligations of Seller at Closing. At the Closing:

(a)

Seller shall deliver or cause to be delivered the following items to Buyer:

(i)

a Bill of Sale, Assignment and Assumption Agreement substantially in the form of Exhibit 3.2(a)(i) transferring to Buyer all of Seller’s right, title and interest in and to the Purchased Assets, and under which Buyer assumes all of Seller’s obligations and liabilities with respect to the Assumed Liabilities (collectively, the “Bill of Sale”), duly executed by Seller;

(ii)

the Lease Assignment as described in Section 7.1(l) with respect to the Real Property Lease, duly executed by Seller;

(iii)

a copy of the notification to be given by Seller with respect to the Real Property Lease as set forth in Section 6.7;

(iv)

the certificate referred to in Section 7.1(c), duly executed by an officer of Seller;

(v)

the certificate referred to in Section 7.1(f), duly executed by the Secretary or Assistant Secretary of Seller;

(vi)

the Material Consents (or, in lieu thereof, waivers) referred to in Section 7.1(d);

(vii)

a certificate of non-foreign status as described in Section 7.1(i), duly executed by Seller;

(viii)

a receipt for the Purchase Price, duly executed by Seller;

(ix)

a copy of the Employment Agreement of Eric Lituchy, duly executed by Eric Lituchy;

(x)

the Year-End Balance Sheet and other financial information required to be delivered by Seller to Buyer pursuant to Section 6.2(b);

(xi)

duly executed payoff letters with respect to the Payoff Amount in customary form and releases of related Liens; and

(xii)

such other instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Buyer all of Seller’s right, title and interest in and to the Purchased Assets.

(b)

Simultaneously with such deliveries, all such steps will be taken by Seller as may be required to put Buyer in actual possession and operating control of the Purchased Assets.

3.3

Obligations of Buyer at Closing. At the Closing:

(a)

Buyer shall deliver or cause to be delivered the following items to Seller:

(i)

the certificate referred to in Section 7.2(c), duly executed by an officer of Buyer;

(ii)

the certificate referred to in Section 7.2(d), duly executed by the Secretary or an Assistant Secretary of Buyer;

(iii)

the Consideration Cash;

(iv)

the Lease Assignment as described in Section 7.1(l) with respect to the Real Property Lease, duly executed by Buyer;

(v)

the Bill of Sale, duly executed by Buyer;

(vi)

a copy of the Employment Agreement of Eric Lituchy, duly executed by Buyer; and

(vii)

the Consideration Note, duly executed by Buyer.

(b)

Subject to, and in accordance with the provisions set forth in Section 2.5(i), at the Closing, Buyer will repay the outstanding principal and accrued interest but no prepayment, make whole or similar amounts, in an amount equal to the sum of the then outstanding balance of (i) all non-current Accounts Payable, (ii) all credit cards of Seller (and any shareholder of the Seller which relate to, or are used in connection with the Business), (iii) the automobile notes with respect to the automobiles used in connection with the Business, (iv) all long-term debt of Seller and (v) any and all debt of Seller to a shareholder of Seller, in each case, as set forth on Schedule 3.3(b) (the “Payoff Amount”) to the Persons set forth opposite each such Liability on Schedule 3.3(b). For purposes of Section 3.3(b)(i), “non-current Accounts Payable” means Accounts Payable which either (A) have not been paid by the payment due date set forth in the invoice or agreed to in writing with the vendor with respect to such Accounts Payable or (B) have payment terms beyond thirty (30) days after receipt of the invoice therefor.

Article 4
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to Buyer as of the date hereof and as of the Closing as follows:

4.1

Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly qualified or licensed to conduct business as a foreign corporation in, and is in good standing in, all jurisdictions in which it owns or leases the Purchased Assets. Copies of the Charter Documents and bylaws of Seller that have been delivered to Buyer as of the date hereof are current, correct and complete.

4.2

Power and Authority; No Conflicts.

(a)

Seller has the requisite power and authority to (a) own the Purchased Assets, (b) carry on the Business as presently conducted, (c) execute and deliver the Transaction Documents to which it is or will be a party, (d) perform the Contemplated Transactions performed or to be performed by it and (e) satisfy or perform, as the case may be, its obligations under those Transaction Documents to which it is or will be a party. The execution and delivery of this

Agreement and the other Transaction Documents to which Seller is a party, and the consummation of the Contemplated Transactions have been duly and validly authorized by all requisite corporate action, including shareholder approval, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the other Transaction Documents, or to consummate the Contemplated Transactions. This Agreement has been, and on the Closing Date each other Transaction Document to which Seller is a party will be, duly executed and delivered by Seller, and (assuming the due execution by Buyer) this Agreement is, and each other Transaction Document to which Seller is a party when so executed and delivered on the Closing Date will be, the legal, valid and binding obligation of Seller enforceable against Seller in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) equitable principles limiting the availability of certain remedies.

(b)

Seller has no direct or indirect subsidiaries, and there are no corporations, partnerships, joint ventures, associations or other entities in which Seller owns, of record or beneficially, any direct or indirect equity or other interest or rights (contingent or otherwise) to acquire the same. Seller (a) is not a member of (nor is any part of its Business conducted through) any partnership or limited liability company, and (b) is not a participant in, nor does it conduct any aspect of the Business through, any joint venture or similar arrangement.

4.3

Title to Purchased Assets. Seller has good and marketable title to, valid leasehold interests in, or valid licenses to use all of the Purchased Assets, free and clear of all Liens, other than Permitted Liens. At the Closing, Buyer will obtain good and marketable title to, valid leasehold interests in, or valid licenses to use, all of the Purchased Assets.

4.4

Financial Statements.

(a)

Seller has delivered to Buyer true and complete copies of the unaudited balance sheet of Seller, as of October 31, 2007 (the “Balance Sheet”), and the related unaudited statements of income and changes in stockholders’ equity and cash flows for the ten (10) months then ended, certified by Seller’s president (the “Financial Statements”).

(b)

The Financial Statements (i) are complete and correct in all material respects, (ii) were prepared in the Ordinary Course of Business by the management of Seller based on the books and records of Seller, and (iii) present fairly in all material respects the financial condition and results of operations and cash flows of Seller as of the date and for the period specified therein, subject to normal year-end audit adjustments.

(c)

Seller has also delivered to Buyer copies of all letters from Seller’s auditors to Seller’s board of directors during the thirty-six (36) months preceding the execution of this Agreement, together with copies of all responses thereto.

(d)

Seller has not engaged in any material monetary transaction, maintained any bank account or used any corporate funds except for such monetary transactions, bank accounts or funds that have been and are reflected in the books and records of Seller.

(e)

Seller has adequate financial information and records available regarding the Business as would reasonably be expected to enable Buyer to prepare the GAAP Financials in accordance with Section 6.20.

4.5

Contracts.

(a)

Schedule 4.5 sets forth all Contracts to which Seller is a party or to which any of the Purchased Assets are bound, including all Contracts of the following types:

(i)

with any current or former stockholder or any current officer, director, other Affiliate or with any other current employee or consultant or with an entity in which Seller is a controlling Person;

(ii)

with any labor union or association representing any employee;

(iii)

with any Person to sell, distribute or otherwise market any products of the Business and any material variations therefrom in a contract or other agreement pursuant to which more than five thousand dollars ($5,000) has been (within the last twenty-four (24) months) or may by its terms be paid;

(iv)

pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party;

(v)

for the sale of any assets other than in the Ordinary Course of Business (within the last twenty-four (24) months) or for the grant to any person of any preferential rights to purchase any assets;

(vi)

providing for any joint venture or similar arrangement;

(vii)

under which Seller agrees to indemnify any party against Tax liability with respect to the Business;

(viii)

which can be canceled without liability, premium or penalty only on ninety (90) days’ or more notice;

(ix)

with customers, distributors or suppliers for the rebating of charges or other similar arrangements pursuant to which payments in excess of five thousand dollars ($5,000) have been (within the last twenty-four (24) months) or may hereafter be made;

(x)

containing a clause that prohibits or restricts Seller from soliciting any employee or customer of any other Person or otherwise prohibiting or restricting Seller from engaging in any business;

(xi)

not entered into in the Ordinary Course of Business; or

(xii)

pursuant to which payments in excess of five thousand dollars ($5,000) have been (within the last twenty-four (24) months) or may hereafter be made.

(xiii)

for the future purchase of, or payment for, supplies or products, or for the lease of any real or personal property from or the performance of services by a third party, in excess of two thousand five hundred dollars ($2,500) in any individual case, or for the sale of products that involve an amount in excess of five thousand dollars ($5,000) with respect to any one supplier or other party;

(xiv)

any license, franchise, distributorship, sales agency or other similar arrangements, including those that relate in whole or in part to any software technical assistance or other know-how used in the past twenty-four (24) months;

(xv)

any notes, debentures, bonds, conditional sale Contracts, equipment trust Contracts, letter of credit agreements, reimbursement Contracts, loan Contracts or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, shareholders or Affiliates of Seller or any members of their immediate families), Contracts or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

(xvi)

for any capital expenditure or leasehold improvements; and

(xvii)

under which any Liens exist.

(b)

Seller has delivered to Buyer true and complete copies of all of the Contracts and other agreements set forth on Schedule 4.5 or any other Schedule.

(c)

Except as set forth on Schedule 4.5, all of such Contracts and other agreements are valid and binding upon Seller with respect to the Business.

(d)

Except as set forth on Schedule 4.5, (i) Seller is not in Default in any material respect under any such Contracts, (ii) to Seller’s Knowledge, no other party to any such Contract is in Default thereunder in any material respect, (iii) no condition exists that with notice would constitute a Default by Seller thereunder and (iv) to Seller’s Knowledge, no condition exists that with notice would constitute a Default by any other party thereunder.

4.6

Condition and Sufficiency of Purchased Assets.

(a)

Subject to applicable reserves in the Financial Statements, the building, plants, structures, equipment and other tangible assets of the Purchased Assets are in good operating order, condition and repair, normal wear and tear excepted.

(b)

Except for Inventory items sold in the Ordinary Course of Business, (i) the Purchased Assets include all property, assets, claims, rights (both tangible and intangible), technology, intellectual property, know-how and entitlements of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto (collectively, the “Business Necessities”) that Seller has owned, operated, leased, licensed, used, held for use or acquired for use in the operation of the Business during the twelve (12) month period immediately preceding the date hereof, and (ii) the Business Necessities are sufficient, in all material respects, for the continued conduct of the Business after the Closing in substantially the same manner as conducted during the twelve (12) month period prior to the Closing.

(c)

Except as set forth in Schedule 4.6(c), Seller does not own any assets, properties or rights of any kind that are utilized for the purpose of supporting or performing other functions in connection with the operation of the Business.

4.7

No Brokerage or Finder’s Fees. Except for Pacific Crest Securities, Inc., Seller has not employed, engaged or retained, or otherwise incurred any liability to, any Person as a broker, finder, agent or other intermediary in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents.

4.8

No Undisclosed Liability. Except as set forth in Schedule 4.8, and commissions or payments owed to Pacific Crest Securities, Inc. arising out of the Contemplated Transactions, Seller has no Liability except for Liabilities reflected or reserved against in the Balance Sheet or the Year-End Balance Sheet and current liabilities incurred in the Ordinary Course of Business of Seller since the date of the Year-End Balance Sheet.

4.9

Consents to Assignment. Except for any notices, filings, consents or approvals specified in Schedule 4.9, neither the execution and delivery by Seller of the Transaction Documents to which it is a party, nor the performance of the Contemplated Transactions performed or to be performed by Seller, require any authorization, notice, filing, consent, renegotiation or approval, constitute a Default, or cause any payment obligation to arise or give any Person the right to challenge any of the Contemplated Transactions under (a) any authorizations or Law to which Seller is subject, (b) the Charter Documents or bylaws of Seller or (c) any Contract, Governmental Permit or other document to which Seller is a party or by which the Purchased Assets may be bound.

4.10

Legal Proceedings. Except as set forth in Schedule 4.10, (a) there are no Proceedings pending or, to the Knowledge of Seller, threatened (i) against or involving, directly or indirectly, the Business, the Seller, or the Purchased Assets or (ii) seeking to prevent or challenge any of the Contemplated Transactions, and to the Knowledge of Seller, there is no basis for any such Proceeding; (b) Seller is not in Default under, and Seller has no Knowledge of any valid basis for any claim of Default under, or an event which, with or without notice, or lapse of time or both, would constitute a Default under any Contract, the Real Property Lease, or any agreement by which the Purchased Assets may be bound; and (c) Seller is not subject to any Proceeding affecting the Business or the Purchased Assets.

4.11

Governmental Permits; Compliance with Laws. Schedule 4.11 is a true and complete list of all Governmental Permits which are used in connection with, and are necessary for the operation of, the Business or any of the Purchased Assets. To the Knowledge of Seller, the Governmental Permits listed on Schedule 4.11 constitute all of the Governmental Permits that are material to the conduct of the Business in the manner presently conducted by Seller. All

Governmental Permits are valid, binding and in full force and effect. The execution, delivery and performance of this Agreement, the consummation of the Contemplated Transactions and the Transaction Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Transaction Documents do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, or constitute a breach of or Default under, any Governmental Permit. To the Knowledge of Seller, no loss or expiration of any Governmental Permit is threatened or pending or reasonably foreseeable (other than expiration upon the end of any term) that cannot be promptly remedied at insignificant cost. Seller’s operation of the Business and use of the Purchased Assets immediately prior to the Closing Date is in compliance with all Laws, except where the failure to so comply would not have a Material Adverse Effect with respect to the Business or the Purchased Assets. Seller has not received notification that has not lapsed, been withdrawn or abandoned by any Governmental Authority (i) asserting a violation by Seller with respect to the operation of the Business or the use of the Purchased Assets of any Law, or (ii) materially restricting or in any material way limiting the operation of the Business or use of the Purchased Assets.

4.12

Environmental Matters.

(a)

Without limiting the generality of anything in Section 4.11, (i) neither Seller nor any Affiliate of Seller, nor, to the Knowledge of Seller, any prior owner, operator or lessee of the Leased Real Property has used, generated, manufactured, stored or disposed of on, under or about the Leased Real Property or the property demised thereunder (the “Leased Premises,” the Leased Real Property and Leased Premises referred to herein collectively as the “Realty”) or transported to or from the Realty any Hazardous Materials in violation or non-compliance in any material respect of any applicable Environmental Law; (ii) Seller (A) has obtained, as applicable, any and all appropriate Governmental Permits relating to Environmental Laws and to the use of Hazardous Materials in connection with the Purchased Assets, including, without limitation, those materials and substances listed in Schedule 4.12(b), (B) provided Buyer with copies of all such Governmental Permits, and (C) is in compliance in all material respects with all of the same, and with all applicable Environmental Laws related to the Realty and the Purchased Assets; (iii) no enforcement, cleanup, investigation, removal or other governmental or regulatory actions have been instituted or completed against Seller or, to the Knowledge of Seller, threatened against the Realty, or against Seller, pursuant to any Environmental Law as a result of or in connection with the operations conducted by Seller in or upon the Realty; and (iv) there are no pending or, to the Knowledge of Seller, threatened, claims by any third party against the Realty or against Seller or any Affiliate of Seller, pursuant to any Environmental Law, or relating to damage, contribution, cost recovery compensation, loss or injury directly or indirectly arising out of or attributable to (1) the presence in the Leased Premises or the use, generation or storage in the Leased Premises, (2) the release, threatened release or discharge by Seller from the Leased Premises, or (3) the transportation to or from the Leased Real Property, or disposal of, in each case, of Hazardous Materials by Seller.

(b)

Except as set forth on Schedule 4.12(b), no Hazardous Material has been generated, used, treated, stored or disposed of by Seller at, or transported by Seller to or from, or released by Seller into the air, soil, surface or ground waters at, on or under, the Realty, or in connection with the Business as currently or previously conducted by Seller. Seller has not been identified as a potentially responsible party in connection with any alleged Release of Hazardous Material or in connection with any Environmental Law, in each case relating to the use or operation of the Realty and the Purchased Assets. To the Knowledge of Seller, Seller has all required licenses, permits, certifications, qualifications or franchises issued or granted by any Governmental Authority under any Environmental Law with respect to the Purchased Assets (collectively, the “Environmental Licenses”) and is in compliance in all material respects with all Environmental Licenses to which the Purchased Assets are subject relating to Environmental Laws. Seller is currently not engaged or participating in, or contributing to, any clean-up, investigation or remediation with respect to the Realty or the Purchased Assets, pursuant to any Environmental Law. No Environmental Law, Environmental License or Proceeding applicable to Seller requires, and no Governmental Authority or other Person has taken, or, to the Knowledge of Seller, has threatened or proposed to take, any action which would require, with respect to the Realty or the Purchased Assets, (i) any clean-up, remediation or investigation or any participation in or contribution to any such clean-up, remediation or investigation, or (ii) any payment to be made or expense or liability to be incurred or assumed or other action to be taken by Seller or Buyer on account of any actual or alleged loss, damage or liability suffered by any other Person, or under any Environmental Law.

4.13

Real Property.

(a)

Schedule 4.13(a) attached hereto sets forth a complete list of all real property and interests in real property leased by Seller (as lessor) (the “Leased Real Property”). Seller has made available to Buyer a true and complete copy of all Contracts providing for the lease of the Leased Real Property listed in Schedule 4.13(a) and any and all material ancillary documents pertaining thereto, and in each case, all amendments and modifications thereto (the “Real Property Lease”). The Real Property Lease is legal, valid, binding, enforceable and in full force and effect, except as enforceability may be limited by applicable bankruptcy or insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally, and, except as disclosed on Schedule 4.13(a), the Real Property Lease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the Contemplated Transactions, nor will the consummation of the Contemplated Transactions constitute a breach or default under such Real Property Lease or otherwise give the landlord a right to terminate such Real Property Lease. Except as disclosed on Schedule 4.13(a), Seller has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller under the Real Property Lease.

(b)

Seller is in possession of and quietly enjoys the Leased Real Property in which it has an interest. The zoning classification of the Leased Real Property permits all of the uses of, and operations on, the Leased Real Property by Seller, and Seller possesses a valid and enforceable leasehold interest therein and holds all necessary Governmental Permits relating to the Leased Real Property (including, but not limited to, duly issued certificates of occupancy, where required) for the use and occupancy of the Leased Real Property by Seller, except where the failure to so hold such Governmental Permits would not reasonably be expected to have a Material Adverse Effect. There has been no alteration, improvement or change in use of the Leased Real Property that would require replacements of or amendments to the existing

Governmental Permits. To the Knowledge of Seller, there are no condemnation proceedings or eminent domain proceedings of any kind pending or threatened against the Leased Real Property.

(c)

Except as set forth on Schedule 4.13(c) attached hereto, the rental payment set forth in the Real Property Lease is the actual rent being paid, and there are no separate agreements or understandings with respect to the same. The Real Property Lease is entered into with an unaffiliated third party or on arm’s-length basis. All rent and other charges under the Real Property Lease due on or before the date of this Agreement and on or before the Closing Date shall have been paid in full.

(d)

The Real Property Lease represents the entire agreement between Seller and the applicable landlord with respect to the Leased Real Property. Seller has not entered into any assignment, hypothecation or transfer of the Real Property Lease or any interest therein. Seller has not entered into any sublease of all or any portion of any parcel of Leased Real Property and no Person (other than Seller) has any right or option to occupy any Leased Real Property or any portion thereof or to terminate any of the rights of Seller currently appurtenant to the Leased Real Property. The commencement date, expiration date, current fixed rent, current amount of each component of additional rent, the dates fixed rent and additional rent have been paid through and all renewal options and renewal option rents for the Real Property Lease as well as the provider of the water, gas and electricity utility services to the Leased Real Property are set forth on Schedule 4.13(d) attached hereto.

(e)

Except as set forth on Schedule 4.13(e) attached hereto, there has been no service, material or other work provided or supplied to any Leased Real Property that has not been paid for in full. To the Knowledge of Seller, the Leased Real Property and its continued use, occupancy and operation as currently used, occupied or operated do not violate any applicable Laws.

(f)

As of the date hereof, the Leased Real Property, and the building systems and equipment serving the Leased Real Property, including the plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, are operational and Seller has no written notice from any landlord with respect to any proposed deficiency therein. As of the date hereof, electricity, water, gas and telephone service to the Leased Real Property are installed, operating and have been adequate for the conduct of the Business in the Ordinary Course of Business.

(g)

Seller has not received notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any owner, lessor, sublessor, or mortgagee requesting the performance of any work or alteration to the Leased Real Property, and there are no outstanding requirements or recommendations from any of the foregoing.

(h)

There is no real property of any kind whatsoever used in the Business as currently conducted except for the Leased Real Property, and the Leased Real Property constitutes all of the real property necessary to conduct the Business as currently conducted.

(i)

No commitments have been or will be made to any Governmental Authority or agency, or to any other organization, group or individual, relating to the Leased Real Property which would impose an obligation upon Buyer or its successors or assigns to make any contributions or dedication of money or land or to construct, install or maintain any improvements of a public or private nature.

(j)

Except as set forth on Schedule 4.9, no consent, notice, waiver, approval, authorization, license, action, filing or notification of or to any Person (including any Governmental Authority) is required as to Seller in connection with the execution and delivery of this Agreement, or the consummation of the Contemplated Transactions.

(k)

There has been no material damage to any portion of any Leased Real Property caused by fire or other casualty that has not been completely repaired or restored.

(l)

Except as set forth on Schedule 4.13(l) attached hereto, there are no brokerage commissions due and payable by Seller with respect to the Real Property Lease.

4.14

Absence of Certain Changes. Except as contemplated by this Agreement, the Business has been conducted in the Ordinary Course of Business since October 31, 2007 and, except as set forth on Schedule 4.14 attached hereto, there have not been with respect to Seller any of the items specified below since October 31, 2007:

(a)

any change that has had or could reasonably be expected to have a Material Adverse Effect;

(b)

any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

(c)

the incurrence of any Liability except in the Ordinary Course of Business;

(d)

any loan or advance to any Person;

(e)

any commitment for any capital expenditure;

(f)

any bonus or increase in the compensation payable or to become payable to any director, officer, employee or agent, nor any other change in any employment or consulting arrangement;

(g)

any amendment to any employment retention, severance, change in control or similar Contract with any Person;

(h)

establishment or amendment of any Benefit Plan;

(i)

any sale, assignment or transfer of Purchased Assets, or any additions to or transactions involving any Purchased Assets, other than those made in the Ordinary Course of Business;

(j)

any mortgage or pledge of, or creation of any Lien upon, any Purchased Asset;

(k)

other than in the Ordinary Course of Business, any waiver or release of any claim or right or cancellation of any debt held;

(l)

any payments to any Affiliate of Seller, other than wages and reimbursements in the Ordinary Course of Business;

(m)

any merger, consolidation, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving Seller; or

(n)

the creation or termination of any Contract outside the Ordinary Course of Business or inconsistent with past practices.

4.15

Certain Personal Property. Schedule 4.15 is a complete schedule of all fixed assets, describing all items of tangible personal property that were included in the Balance Sheet at a carrying value of at least five thousand dollars ($5,000). All of such personal property included in Schedule 4.15 is, and any such personal property acquired after the date hereof in accordance with this Agreement will be, usable in the Ordinary Course of Business.

4.16

Non-Real Estate Leases. Schedule 4.16 lists all material assets and property used in the Business (other than real property) that are possessed by Seller under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers. Schedule 4.16 also lists the leases under which such assets and property listed in Schedule 4.16 are possessed. All of such leases are referred to herein as the “Non-Real Estate Leases.”

4.17

Accounts Receivable. All accounts receivable due Seller for goods, services and sales of products (including Inventory) provided to third parties, relating to the Business that were reflected in the Balance Sheet or the Year-End Balance Sheet or that are reflected in the accounting records of Seller as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable as of the Closing Date are or will be current and collectible net of the respective reserves shown on the Balance Sheet or the Year-End Balance Sheet (which reserves are adequate and calculated consistent with past practice, and, at the Closing, will not represent a greater percentage of the Accounts Receivable than as reflected on the Year-End Balance Sheet, and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in the Ordinary Course of Business, in full, without any set-off. To the Knowledge of Seller, there is no contest, claim, defense or right of set-off, other than returns in the Ordinary Course of Business, of any account debtor relating to the amount or validity of any Accounts Receivable. Schedule 4.17 contains a complete and accurate list of all Accounts Receivable as of the date of the Year-End Balance Sheet, which list sets forth the aging of each such Account Receivable. To the Knowledge of Seller, there are no facts or circumstances that are likely to result in any increase in the uncollectibility of such Accounts Receivable.

4.18

Adequate Insurance. Schedule 4.18 lists all policies of insurance held by or on behalf of Seller, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder, and accurate copies of all such insurance policies have been delivered to Buyer. Seller has paid all premiums due thereon, and, to the Knowledge of Seller, each such insurance policy is in full force and effect, and there is no Default with respect to any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. There is no notice of non-renewal or cancellation with respect to, or disallowance of any claim under, any such policy that has been received by Seller. Seller has insurance with third party insurers against such losses and risks and in such amounts as is customary in the business in which Seller is engaged. The insurance coverage provided by such insurance policies will not terminate or lapse by reason of the Contemplated Transactions. Such insurance policies are “occurrence” based policies.

4.19

Intellectual Property. Schedule 4.19 sets forth a list of all of the material Intellectual Property used by Seller (the “Intellectual Property”) to conduct the Business. Seller owns or possesses adequate valid rights to use the Intellectual Property, and the validity of such rights is not being contested in any Proceeding to which Seller is a party nor, to the Knowledge of Seller, has any such Proceeding been threatened. The operation of the Business as currently conducted by Seller does not conflict with, infringe, misappropriate or otherwise violate in any material respect the Intellectual Property of any third party.

4.20

Inventory. The Inventory (including materials, supplies, parts, work-in-process and finished goods) is of a quality, quantity and condition useable and merchantable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Year-End Balance Sheet or on the accounting records of Seller as of the Closing Date, as the case may be. The quantities of each item of Inventory are not excessive and are reasonable in the present circumstances of the Company. All work-in-progress and finished goods Inventory is free in all material respects of any defect or other deficiency. None of the Inventory is held on a consignment basis. The Inventory is recorded in the Financial Statements. Inventories now on hand that were purchased after the date of the Balance Sheet or the Year-End Balance Sheet were purchased in the Ordinary Course of Business of Seller at a cost not exceeding market prices prevailing at the time of purchase. Seller has no Knowledge that any material amount of Inventory in the hands of any customer of Seller is or will be returnable to Seller. The net amount of Inventory returned by customers to Seller for the fiscal year ended December 31, 2006, was not more than one half of one percent (0.5%) of the net sales for that year. To the Knowledge of Seller, there is no reason why either the returns for the fiscal year ended December 31, 2007, or future returns practices and experience related to the Inventory would be materially different from Seller’s prior practices and experiences.

4.21

Product Warranty. Schedule 4.21 sets forth the form of Seller’s standard product warranty provided to customers in connection with the Inventory. Seller has not breached any express or implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that, individually and in the aggregate, are not material and are consistent with past practice of the Business.

4.22

Suppliers, Distributors and Customers. Schedule 4.22 lists, by dollar volume for the twelve (12) months ending on the date hereof (a) the ten (10) largest suppliers (by volume) of

Seller with respect to the Business, and (b) the ten (10) largest direct purchasers (by volume) of the Business’ products. Seller has used commercially reasonable efforts to maintain, and currently maintains, good working relationships with all of the purchasers and suppliers of the Business. Except as set forth on Schedule 4.22, in the last twelve (12) months, no such supplier, distributor or customer has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Seller with respect to the Business, or has during the last twelve (12) months decreased materially, or threatened in writing to decrease or limit materially, its services, supplies or materials to Seller with respect to the Business or its usage or purchase of the services or products of the Business. Seller has no Knowledge that any such supplier or customer intends to decrease or limit materially either its services, supplies or materials provided to Seller with respect to the Business (or to Buyer, after the Closing) or its usage or purchase of services or products of the Business (or of Buyer, after the Closing), or materially adversely alter the terms and conditions under which it conducts business with Seller with respect to the Business..

4.23

No Defective or Unsafe Products. Except as set forth on Schedule 4.23, Seller has not received any written statements, citations or decisions by any Governmental Authority stating that any product sold by Seller with respect to the Business is defective or unsafe or fails to meet any standards promulgated by any Governmental Authority. Except as set forth on Schedule 4.23, Seller has not received any written notice of any recalls ordered by any Governmental Authority with respect to any such product. Except as set forth on Schedule 4.23, there is no fact relating to any product of Seller with respect to the Business that imposes upon Seller a duty to recall any such product or a duty to warn customers of a defect in any such product.

4.24

Taxes.

(a)

Seller has duly filed or caused to be filed with the appropriate authorities on a timely basis all Tax Returns that it was required to file by Law. All Tax Returns and reports filed by Seller are true, correct and complete. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are listed in Schedule 4.24 and are being contested in good faith and as to which adequate reserves have been provided in the Balance Sheet and the Year-End Balance Sheet. Seller has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes in all material respects and has, within the time and in the manner prescribed by applicable Law, collected or withheld and timely paid over to the proper Governmental Authorities all material amounts required to be so collected or withheld and paid over under all applicable Laws.

(b)

Seller has delivered or made available to Buyer copies of, and Schedule 4.24(b) contains a complete and accurate list of, all Tax Returns filed by Seller since January 1, 2004. The federal and state income or franchise Tax Returns of Seller have not been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations. Schedule 4.24(b) contains a complete and accurate list of all Tax Returns of Seller that have been audited or are currently under audit and accurately describe any deficiencies or other amounts that were paid or are currently being contested. To the Knowledge of Seller, no undisclosed deficiencies are expected to be asserted with respect to any such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings as described in Schedule 4.24(b). Seller has delivered, or made available to Buyer, copies of any examination reports, statements or deficiencies or similar items with respect to such audits. Except as provided in Schedule 4.24(b), Seller has no Knowledge that any Governmental Authority is likely to assess any additional taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Taxes of Seller either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which Seller has Knowledge. Schedule 4.24(b) contains a list of all Tax Returns for which the applicable statute of limitations has not run. Except as described in Schedule 4.24(b), Seller has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Seller or for which Seller may be liable.

(c)

The charges, accruals and reserves with respect to Taxes on the records of Seller are adequate and are at least equal to Seller’s liability for Taxes. There exists no proposed tax assessment or deficiency against Seller except as disclosed in the Year-End Balance Sheet or in Schedule 4.24(c).

(d)

All Taxes that Seller is or was required by Law to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Authority or other Person.

(e)

There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by Seller.

(f)

Seller (i) has not been a member of an affiliated group within the meaning of Code Section 1504(a) (or any similar group defined under a similar provision of state, local or foreign law) and (ii) has no liability for Taxes of any person (other than Seller) under Treas. Reg. sect. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract or otherwise.

(g)

No Taxing authority is asserting, or to the Knowledge of Seller, threatening to assert, any adjustment (i) that could result in an additional Tax or (ii) with respect to which a Lien may be imposed, on any Purchased Asset. There is no Tax Lien, other than for Taxes not yet due and payable, on any of the Purchased Assets.

4.25

Labor and Employment Matters.

(a)

Set forth on Schedule 4.25(a) hereto is a list of all employees of Seller as of the date hereof and their respective positions, hire dates and, stated separately, base wage rates and the amounts of all accrued leave (including, but not limited to vacation and sick leave) and of all other compensation, including, but not limited to, any bonus to which each such employee may be entitled as of the Closing Date pursuant to any incentive plan or other bonus policy or practice maintained by Seller. Except as set forth on Schedule 4.25(a), no employee of Seller listed on Schedule 4.25(a) is on a leave of absence by reason of sickness or disability.

(b)

Seller is not party to or bound by any collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Seller. None of the employees of Seller are represented by any labor organization and there are no organizational campaigns, demands, petitions or proceedings pending or, to the Knowledge of Seller, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of employees of Seller. To the Knowledge of Seller, there are no union claims to represent the employees of Seller. There is no agreement with any labor organization which restricts Seller from relocating or closing any or all of its businesses or operations. There are no grievances asserted or arbitrations pending arising from or related to any collective bargaining agreement or similar agreement. There are no strikes, controversies, slowdowns, work stoppages, lockouts or labor disputes pending or, to the Knowledge of Seller, threatened against and there has not been any such action affecting the Business during the past one (1) year.

(c)

Seller is, and at all times during at least the last one (1) year, has been, in compliance with all applicable Laws, regulations and ordinances respecting immigration, employment and employment practices with respect to the Business, and the terms and conditions of employment, including, without limitation, employment standards, equal employment opportunity, family and medical leave, wages, hours of work and the Occupational Health and Safety Law, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or any other applicable Law, ordinance or regulation, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(d)

Except as set forth in Schedule 4.25(d), (i) there are no complaints, claims, controversies, charges, lawsuits or other Proceedings related to Seller pending, or, to Seller’s Knowledge, threatened, in any court or with any agency responsible for the enforcement of federal, state, local or foreign labor or employment laws regarding breach of any express or implied contract of employment, any Law governing labor relations, employment or the termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with Seller, including, but not limited to, the Equal Employment Opportunity Commission or any analogous state or local agency, the United States Department of Labor or any analogous state or local agency, the Occupational Safety and Health Administration or any analogous state or local agency, the United States Immigration and Naturalization Services, and the National Labor Relations Board or any analogous state or local agency; and (ii) to the Knowledge of Seller, no federal, state, local or foreign agency responsible for the enforcement of immigration, labor, equal employment opportunity, family and medical leave, wages, hours of work, the Occupational Health and Safety Law or any other employment law is conducting or intends to conduct an investigation with respect to or relating to Seller.

(e)

During the ninety (90) day period prior to the date of this Agreement, Seller has not effectuated: (i) a “plant closing” as defined in the Worker Adjustment and Retraining

Notification Act of 1988 (“WARN”) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; or (ii) a “mass layoff” as defined in WARN affecting any site of employment or facility of the Business, nor has Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Law with respect to the Business. Schedule 4.25(e) hereto lists each former employee of Seller who suffered an “employment loss” as defined in WARN during such ninety (90) day period.

(f)

The consummation of the Contemplated Transactions will not entitle any employee of Seller to severance pay, accelerate the time of payment, vesting, or increase the amount of compensation due to any employee of Seller, or result in an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) to any employee of Seller.

(g)

Schedule 4.25(g) sets forth a complete list of current foreign national employees of Seller on whose behalf Seller has submitted applications and petitions to the U.S. Department of Labor, U.S. Immigration and Naturalization Service, and U.S. Department of State for immigration employment and visa benefits; and Seller has provided Buyer with copies of all such applications and petitions and all government notices regarding adjudications of such applications and petitions.

(h)

Since the date of the Financial Statements, there have been no increases in the compensation payable or to become payable to any of the employees of Seller, and there have been no payments or provisions for any material awards, bonuses, loans, profit sharing, pension, retirement or welfare plans or similar or other disbursements or arrangements for or on behalf of such employees (or related parties thereof), in each case, other than in the Ordinary Course of Business. All bonuses heretofore granted to employees of Seller have been paid in full.

(i)

Schedule 4.25(i) sets forth a complete list of all business and/or assets of with respect to the Business involving federal contracts giving rise to any reporting or filing obligations with the Office of Federal Contract Compliance Programs (“OFCCP”).

4.26

Employee Benefits.

(a)

Schedule 4.26(a) sets forth a true and complete list of each bonus, vacation, deferred compensation, retention, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether formal or informal, written or oral and whether legally binding or not, that is maintained or contributed to or was maintained or contributed to at any time by Seller or by any trade or business, whether or not incorporated, which together with Seller would be deemed a “single employer” within the meaning of Section 4001 of ERISA (an “ERISA Affiliate”), within the last six (6) years, for the benefit of any employee, former employee, consultant, independent contractor, officer, or director of Seller with respect to the Business (a “Benefit Plan”). No such Benefit Plan (i) is subject to Title IV of ERISA or (ii) is a “multiemployer plan” (within the meaning of section 4001(a)(3) of ERISA), and Seller has never incurred withdrawal liability under a multiemployer plan.

(b)

With respect to each Benefit Plan (where applicable): Seller has delivered to Buyer complete and accurate copies of (i) all plan texts and agreements; (ii) all material employee communications; (iii) the most recent annual report; (iv) the most recent annual and periodic accounting of plan assets; (v) the most recent determination letter received from the Internal Revenue Service; and (vi) the most recent actuarial valuation.

(c)

With respect to each Benefit Plan that is a “welfare plan” (as defined in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits (whether or not insured) with respect to current or former employees beyond their termination of employment (other than coverage mandated by law); (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; and (iii) Seller and each entity in Seller’s controlled group of corporations (as determined under Treasury Reg. Section 1.414(b)-1) or in Seller’s group of commonly controlled trades or businesses (as determined under Treasury Reg. Section 1.414(c)-1 through 1.414(c)-5) have complied with the requirements of Section 4980B of the Code (“COBRA”). Seller shall be responsible for providing COBRA coverage for any of Seller’s employees that may transfer to Buyer on or after the Closing Date who incurred a “qualifying event” (as defined in Code Section 4980B(f)(3)) on or prior to the Closing Date.

4.27

Non-Disclosure.

(a)

No representation or warranty of Seller in this Agreement and no statement in any other Transaction Document, or in any certificate, Exhibit or Schedule or other document furnished or to be furnished to Buyer in connection herewith or with the Contemplated Transactions omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(b)

No notice given pursuant to Section 6.4 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

(c)

There is no fact known to Seller that has specific application to Seller (other than general economic or industry conditions) and that would reasonably be expected to have a Material Adverse Effect or, as far as Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Business that has not been set forth in this Agreement or the Disclosure Schedules.

4.28

Commercial Bribery. Neither the Seller nor, to the Knowledge of the Seller, any director, officer, agent, employee or Affiliate of the Seller has taken any action, directly or indirectly, that would constitute an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any Person or political party or official thereof or any candidate for political office, in contravention of applicable Law, and the Seller has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

4.29

Money Laundering. The operations of the Seller are and have been for the last six (6) years conducted in compliance with applicable Laws relating to money laundering in all jurisdictions in which the Business is conducted (collectively, the “Money Laundering Laws”) and no Proceeding by or before Governmental Authority or any arbitrator involving the Seller with respect to the Money Laundering Laws is pending or threatened.

4.30

Foreign Corrupt Practices Act. Neither the Seller nor, to the Knowledge of the Seller, any director, officer, agent, employee or Affiliate of the Seller is aware of or has taken any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Seller is in compliance with the FCPA. To the Knowledge of the Seller, in the last six (6) years, neither the Seller nor any director, officer, agent, employee or Affiliate of the Seller has taken any action that would constitute a violation of the FCPA.

Article 5
REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer represents and warrants to Seller as of the date hereof and at and as of the Closing as follows:

5.1

Power and Authority; No Conflicts.

(a)

Buyer has all corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Buyer is a party, and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the board of directors of Buyer and, if required, the stockholders of Buyer, and no other proceedings on the part of Buyer are necessary to authorize this Agreement and the other Transaction Documents or to consummate the Transactions. This Agreement has been, and on the Closing Date each other Transaction Document to which Buyer is a party will be, duly executed and delivered by Buyer, and (assuming the due execution of Seller) this Agreement is, and each other Transaction Document to which Buyer is a party when so executed and delivered on the Closing Date will be, a legally valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) equitable principles limiting the availability of certain remedies.

(b)

The execution and delivery of this Agreement by Buyer does not, and the execution and delivery of each other Transaction Document to which Buyer is a party and the performance by Buyer of its obligations hereunder and thereunder and the consummation of the Transactions will not, (i) contravene, conflict with or violate any provision of Buyer’s articles of incorporation or by-laws and (ii) does not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any material adverse right of termination or cancellation by, or excuse the performance of, any other Person under, or result in the creation or imposition of any Lien upon Buyer or any of its assets or the acceleration of the maturity date or date of payment or performance of any obligation of Buyer or have a material adverse affect upon Buyer by reason of the terms of, any contract, Lien or order of any Governmental Authority to which Buyer is a party or is subject or which is or purports to be binding upon it.

5.2

Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.3

No Brokerage or Finder’s Fees. Except for Monterey Bay Corporate Development and such parties engaged or retained by Buyer in connection with obtaining the financing necessary for Buyer to consummate the Contemplated Transactions, Buyer has not employed, engaged or retained, or otherwise incurred any liability to, any Person as broker, finder, agent or other intermediary in connection with the Contemplated Transactions. The Parties acknowledge and agree that any fees and/or commissions in connection with Buyer’s financing of the Contemplated Transactions shall be the sole responsibility of Buyer.

Article 6
COVENANTS OF THE PARTIES

6.1

Conduct of Business. From the date hereof up to and including the Closing Date, except as otherwise consented to by Buyer in writing, Seller shall (a) carry on its business in the ordinary course, (b) collect all Accounts Receivable in a manner consistent with past practices and industry norms and without any discounts, deductions or other incentive for early payment outside of the Ordinary Course of Business, and (c) pay all of its Accounts Payable and other obligations when due. In furtherance of and in addition to such restriction, (i) Seller shall not (A) incur any Liability except in the Ordinary Course of Business; (B) enter into, amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to any Contract, except in the Ordinary Course of Business; (C) Default under, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a Default under any term or provision of any Contract; (D) create any Encumbrance on any of its assets; (E) compromise, settle or otherwise adjust any claim or Action; (F) alter the salaries or other compensation payable to any employee; or (G) take or permit to occur any of the actions or items listed in Section 4.14 or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 4.14 would be likely to occur, and (ii) Seller shall obtain Buyer’s prior written consent to any operational decisions of a material nature, which consent shall not be unreasonably withheld, conditioned or delayed.

6.2

Access and Information.

(a)

From the date hereof and up to and including the Closing Date, Seller shall (i) give Buyer and its representatives (including Buyer’s accountants, counsel, financing sources, consultants, employees and such other representatives as Buyer may designate from time to time), upon reasonable notice and during normal business hours, full access to the Leased Real

Property, Contracts, books, records and affairs of Seller relating to the Purchased Assets and (ii) cause its officers and employees to furnish to Buyer all documents, records and information (and copies thereof) related to the Business as Buyer or its representatives may reasonably request; provided, that Buyer’s access as provided herein shall not materially adversely affect or disturb Seller’s ongoing business operations.

(b)

Following the execution of this Agreement, (i) as soon as they are available, but in no event later than February 29, 2008, Seller shall deliver to Buyer correct and complete copies of Seller’s unaudited financial statements for the year ended December 31, 2007, including a balance sheet (the “Year-End Balance Sheet”) and the related statements of income and changes in stockholders’ equity and cash flows for such year, and (ii) within ten (10) days after the end of each calendar month thereafter until one (1) month after the Closing, Seller shall deliver to Buyer correct and complete copies of Seller’s unaudited financial statements for such month, including a balance sheet and the related statements of income and changes in stockholders’ equity and cash flows for such month, all of which financial statements in (i) and (ii) above shall be deemed to be included in the definition of “Financial Statements” on the Closing Date for purposes of Section 4.4(b).

6.3

Tax Returns; Taxes. Each Party shall timely pay all Taxes related to the Purchased Assets required to be paid by it and shall promptly forward to the other Party a copy of all written communications from any Taxing authority received by it which relate to the Purchased Assets.

6.4

Notice of Developments. From the date hereof through the Closing Date, Seller shall promptly notify Buyer in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any material breach of a representation or warranty or covenant of Seller in this Agreement or which could have the effect of making any representation or warranty of Seller in this Agreement untrue or incorrect in any material respect, and (b) all other material developments affecting the Purchased Assets or Assumed Liabilities.

6.5

Inventory. Between the date of this Agreement and the Closing, Seller shall not move, transfer or deliver any Inventory other than in the Ordinary Course of Business, and without the prior written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed.

6.6

Non-Disclosure of Confidential Information. Seller and Buyer each recognize and acknowledge that by reason of their involvement with the Business or in connection with this Agreement, each has had access to Confidential Information. Seller and Buyer each agree that, prior to the Closing, neither of them will (a) divulge to anyone any Confidential Information or (b) disclose, publish or make use of any such Confidential Information (other than, with respect to Seller, in the performance of duties on behalf of Buyer or its Affiliates) without the prior written consent of the other; provided, that with respect to Seller, such obligations set forth herein shall survive the Closing. Notwithstanding the foregoing, Buyer’s disclosure of Confidential Information to its legal and financial advisors in connection with reviewing and negotiating this Agreement and obtaining financing to consummate the Contemplated Transactions is hereby permitted. This provision does not apply to information which becomes available publicly without the fault of Seller or information which Seller is required to disclose in legal proceedings, provided Seller gives advance notice to Buyer and an opportunity for Buyer to resist such disclosure.

6.7

Consents; Notice Under the Real Property Lease. Prior to the Closing, Seller shall obtain any and all Material Consents. Immediately after the Closing, Seller shall, pursuant to the terms of the Real Property Lease, deliver written notice to the landlord under the Real Property Lease that Seller is choosing to terminate the Real Property Lease, such termination to be effective ninety (90) days after the landlord’s receipt of such notice.

6.8

Non-Competition.

(a)

During the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, or one (1) year following the earlier termination of the Employment Agreement, whichever is earlier, (the “Restricted Period”), Seller, for itself and on behalf of each of its Affiliates (each, a “Restricted Party”), agrees, that such Restricted Party will not, during the Restricted Period, engage or assist any other Person to engage, directly or indirectly (other than as holder of not in excess of one percent (1%) of the outstanding voting shares of any publicly traded company), whether as an employee, independent contractor, consultant, partner, shareholder or otherwise, in a business or other endeavor which is competitive with or similar to any business of either of Seller, Buyer, or any of their respective Affiliates (any such business or endeavor, a “Competitive Business”), anywhere in the United States and Canada (the “Restricted Territory”). In addition, no Restricted Party will, at any time, represent that it is continuing to carry on the Business, and each Restricted Party immediately shall inform any Person that inquires about the Business that the Business has been sold to Buyer. If any Governmental Authority determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or space, such Governmental Authority is hereby requested and authorized by the Parties to revise the foregoing restriction to include the maximum restrictions allowable under applicable Law. Each Restricted Party acknowledges, however, that this Section 6.8(a) has been negotiated by the Parties and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Business.

(b)

Each Restricted Party further agrees that, during the Restricted Period, such Restricted Party will not employ or attempt to employ or assist anyone else to employ any Person who is a Restricted Employee. As used herein, “Restricted Employee” means any person employed by either of Seller, Buyer or any of their respective Affiliates as of the Closing Date or during any period in which Eric Lituchy is employed by Buyer or any of its Affiliates.

6.9

No Solicitation. From the date hereof until the Closing Date or earlier termination of this Agreement (provided that such termination is not the result of Seller’s breach), (a) neither Seller nor any of its Affiliates or any person acting on behalf of any of the foregoing shall solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of the Purchased Assets (other than sales of products by Seller in the Ordinary Course of Business) and (b) no Party shall furnish or cause to be furnished any non-public information concerning the Purchased Assets to any Person (other than to a Party and its agents and representatives), other than in the Ordinary Course of Business or pursuant to applicable Laws and after prior written notice to the other Parties. Seller shall not sell, transfer or otherwise dispose of, grant any option or proxy to any Person with respect to, create any Lien upon, or transfer any interest in any Purchased Asset, other than in the Ordinary Course of Business and consistent with this Agreement.

6.10

Public Statements. From and after the date hereof and until the Closing Date, no Party shall, nor permit any Affiliate thereof to, either make, issue or release any press release or any oral or written public announcement or statement concerning or with respect to, or acknowledgment of the existence of, or reveal the terms, conditions and status of, the Transaction Documents or the Contemplated Transactions, without the prior written consent of the other Parties hereto (which consent shall not be unreasonably withheld, conditioned or delayed), unless such announcement is required by Law or a Governmental Authority, in which case the other Parties shall be given notice of such requirement prior to such announcement and the Parties shall consult with each other as to the scope and substance of such disclosure.

6.11

Other Actions. The Parties hereto shall use all reasonable efforts to (a) take, or cause to be taken, all actions, (b) do, or cause to be done, all things, and (c) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required to in order to carry out the terms and provisions of this Agreement and the Transaction Documents and to consummate and make effective the Contemplated Transactions.

6.12

Accounts Receivable; Bad Inventory.

(a)

Accounts Receivable. During the twelve (12) months immediately following the Closing Date (the “Collection Period”), Buyer shall use its commercially reasonable efforts to collect the Accounts Receivable of Seller included in the Purchased Assets (the “Closing Accounts Receivable”) in the Ordinary Course of Business consistent with Seller’s past practices prior to the date thereof and in compliance with all applicable Laws. Buyer shall apply all amounts collected from a particular account debtor as directed by such account debtor, and if no such direction is made by the account debtor, Buyer shall make inquiry to the account debtor to determine how such payment should be applied. If, at the end of the Collection Period, payments collected by Buyer with respect to the aggregate value of the Closing Accounts Receivable are less than the amount of the Accounts Receivable included in the Year-End Balance Sheet, Seller shall pay (as set forth below in this subsection (a)) to Buyer (subject only to the right on the part of Seller to dispute whether Buyer in fact used commercially reasonable efforts to collect such Accounts Receivable) an amount equal to the amount by which the collections in respect of the Closing Accounts Receivable are less than the aggregate value of the Accounts Receivable included in the Year-End Balance Sheet (the “Uncollected Accounts Receivable Amount”). Buyer shall set-off any such amount against the Earn-Out Consideration or against any payments due from Buyer under the Consideration Note, with Seller remaining responsible for any amounts in excess thereof. If Seller is not in agreement, then the Neutral Auditor shall be appointed to resolve such differences.

(b)

Damaged Inventory. Promptly after the Closing, Buyer shall conduct a physical inspection (with a representative of Seller present) of all Inventory included within the Purchased Assets to ascertain whether or not any such Inventory is Damaged Inventory. Within thirty (30) days after the Closing, Buyer shall deliver to Seller a report indicating (i) the

Damaged Inventory, including the location thereof, and (ii) the value of the Damaged Inventory are reflected on the Year-End Balance Sheet (the “Damaged Inventory Value”), and within ten (10) days following delivery of such report, Seller shall either accept or object to Buyer’s calculation of the Damaged Inventory Value. If Seller objects to Buyer’s calculation, then the parties shall attempt in good faith to resolve such differences. In the event the parties are unable to resolve such differences within thirty (30) days from Seller’s initial objection, then the Neutral Auditor shall be appointed to determine the Damaged Inventory Value. Upon either (A) Seller’s acceptance of Buyer’s calculation of the Damaged Inventory Value or (B) the Neutral Auditor’s determination of the Damaged Inventory Value in accordance with the provisions set forth herein, Buyer shall be entitled to set-off an amount equal to the Damaged Inventory Value against the Earn-Out Consideration or against any payments due from Buyer under the Consideration Note, with Seller remaining responsible for any amounts in excess thereof.

(c)

Obsolete Inventory. At the end of the Collection Period, Buyer shall determine whether or not any Obsolete Inventory remains in the possession of Buyer on such date. Within thirty (30) days following the end of the Collection Period, Buyer shall deliver to Seller a report indicating (i) the Obsolete Inventory in the possession of Buyer at the end of the Collection Period, with reasonable detail provided, and (ii) the value ascribed to such Obsolete Inventory in the Year-End Balance Sheet (the “Obsolete Inventory Value”), and within ten (10) days following delivery of such report, Seller shall either accept or object to Buyer’s calculation of the Obsolete Inventory. If Seller objects to Buyer’s calculation, then the parties shall attempt in good faith to resolve such differences. In the event the parties are unable to resolve such differences within thirty (30) days from Seller’s initial objection, then the Neutral Auditor shall be appointed to determine the Obsolete Inventory Value. Upon either (A) Seller’s acceptance of Buyer’s calculation of the Obsolete Inventory Value or (B) the Neutral Auditor’s determination of the Obsolete Inventory Value in accordance with the provisions set forth herein, Buyer shall be entitled to set-off an amount equal to the Obsolete Inventory Value against the Earn-Out Consideration or against any payments due from Buyer under the Consideration Note, with Seller remaining responsible for any amounts in excess thereof.

6.13

Returned Products; Customer Offsets.

(a)

If any products or merchandise sold by Seller with respect to the Business prior to the Closing are returned to Buyer and the purchase price paid by the customer therefor is refunded or deducted from money owed by the customer to Buyer in accordance with Seller’s normal return policy in effect as of the Closing Date, Seller shall be liable to and reimburse Buyer promptly after Buyer’s request in an amount equal to the net purchase price received by Seller from the customer at the time such products were delivered to the customer, plus (in all cases) all freight charges paid by Buyer in connection with the return of such products. Buyer shall exercise its commercially reasonable judgment and shall act in good faith in connection with accepting all such returns, and shall promptly inform Seller of the return of any such products.

(b)

If any customer of any products or merchandise sold by Seller with respect to the Business prior to the Closing recovers from Buyer any customer allowance or offset with respect to such products or merchandise in accordance with Seller’s normal return policy in effect as of the Closing Date, Buyer shall set-off any such amount against the Earn-Out Consideration or against any payments due from Buyer under the Consideration Note, with Seller remaining responsible for any amounts in excess thereof.. Buyer shall exercise its commercially reasonable judgment and shall act in good faith in connection with customer allowances or offsets, and shall promptly inform Seller of the circumstances of any such allowances or offsets.

(c)

If there is a dispute between the Parties with respect to either Section 6.13(a) or (b) above, and the Parties are unable to resolve such dispute within fifteen (15) days of one Party receiving notice of such dispute from the other Party, then such dispute shall be referred for resolution to the Neutral Auditor. The resolution of such dispute by the Neutral Auditor shall be final, binding and conclusive on the Parties. The fees and expenses of the Neutral Auditor shall be borne one-half by Buyer and one-half by Seller.

6.14

Accounts Receivable Received After the Closing by Seller. In the event that, after the Closing Date, Seller receives payment of any amount which, after having given effect to the consummation of the Contemplated Transactions should have been delivered to Buyer, the same shall be deemed to have been received by Seller in trust for Buyer, and Seller shall immediately deliver all such payments to Buyer in the form received by Seller.

6.15

Transfer Taxes; Cooperation on Taxes.

(a)

All national, federal, state, provincial or local transfer taxes in any country, including excise, sales, use, value added, real property transfer, stamp, documentary, filing, recordation, notarial and other similar taxes and fees that may be imposed or assessed as a result of the transactions contemplated by this Agreement (the “Transfer Taxes”), together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties shall be paid one-half by Seller, and one-half by Buyer; provided, that Buyer shall be responsible for preparing all Tax Returns or other filings in connection with Transfer Taxes described in this Section 6.16(a); provided further, that Seller shall have the right to review and agree in writing (such agreement not to be unreasonably withheld, conditioned or delayed) with all such Tax Returns or other filings in connection with Transfer Taxes prior to their filing. Any disputes between the Parties with respect to this Section 6.16(a) shall be referred for resolution to the Neutral Auditor. The resolution of such dispute by the Neutral Auditor shall be final, binding and conclusive on the Parties. The fees and expenses of the Neutral Auditor shall be borne one-half by Buyer and one-half by Seller.

(b)

Seller and Buyer shall cooperate with each other by executing or causing to be executed any required documents and by making available to the other, all books and records relating to the Purchased Assets or the Business (including work papers, records and notes of any kind) at all reasonable times, for the purpose of allowing the appropriate Party to complete its Tax Returns, respond to audits, make any determination required under this Agreement (including, but not limited to, determinations as to which period any asserted Tax liability is attributable), verify issues and negotiate settlements with Tax authorities or defend or prosecute Tax claims.

(c)

To the extent that Buyer has received notification from, or been directed by, a Governmental Authority to withhold any Taxes in connection with the Contemplated

Transactions, Buyer shall give prompt written notice to Seller upon the receipt of such notification or direction, at which time the Parties shall use reasonable efforts to cooperate, acting in good faith, with respect to Buyer’s right to withhold any such amounts from any payments due Seller hereunder.

6.16

Employees.

(a)

Except as set forth in Section 3.2(a)(ix) and Section 3.3(a)(vi), nothing in this Agreement shall confer upon any employee of Seller the right to employment with Buyer after the date hereof. Buyer shall offer employment to such employees of Seller with respect to the Business as Buyer may determine subsequent to the date of this Agreement but prior to the Closing (all such employees accepting such offer are hereinafter referred to as the “Affected Employees”), it being understood that Buyer shall have the sole and exclusive discretion not to offer employment to particular employees of Seller. Buyer shall have no liabilities or obligations (i) under any labor, employment or benefit Law, or of the common Law, (ii) related to any employment, retention or severance agreements or Benefit Plans or (iii) arising out of any acts or omissions of Seller, in each case, with respect to Seller’s employees or independent contractors for any periods prior to such Persons becoming employees of, or independent contractors to, Buyer, including, but not limited to, Liabilities for wages, bonuses, vacation pay, and employee benefits of any kind. Seller shall have no Liabilities or obligations arising out of any acts or omissions of Buyer in choosing, recruiting, employing or deciding not to employ any employees of Seller, or to retain any independent contractors, in each case, with respect to the Business. Seller shall have no Liabilities or obligations arising out of any acts or omissions of Buyer under any labor, employment, benefit Law or of the common Law with respect to Seller’s employees or independent contractors for any period after such persons become employees of, or independent contractors to, Buyer, including, but not limited to, liabilities for wages, bonuses, vacation pay, and employee benefits of any kind.

(b)

The Parties hereto acknowledge and agree that, as of the Closing, the Affected Employees will cease accruing benefits under and shall cease participation in all Seller Benefit Plans. Buyer shall not have any liability or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due, arising out of or relating to Seller being, or deemed to be, a joint employer or part of a single employer group with respect to Seller.

(c)

Seller shall not take any action, including, without limitation, the offering of employment with Seller or any of its Affiliates, to induce Affected Employees not to accept employment with Buyer.

(d)

To the extent permitted by Law, as soon as reasonably practicable following the date hereof, Seller will provide to Buyer the necessary employee data, including personnel and benefit information, maintained with respect to the Affected Employees by Seller or by its independent contractors, such as insurance companies and actuaries, in order to facilitate benefits and payroll transition for the Affected Employees.

(e)

Neither Buyer nor its Affiliates shall incur any liability or other obligation with respect to WARN or any similar applicable Law for any failure of Seller to comply with any obligation under such Laws on or prior to the Closing Date; Seller will have sole responsibility for any obligations or Liabilities to such employees under the WARN or any state or local Law to the extent that WARN or state or local law thresholds are exceeded as a result of Buyer’s failure to make offers of employment to such employees.

6.17

Employment Benefits.

(a)

Buyer shall have no liability nor any responsibility whatsoever in respect of any of Seller Benefit Plans.

(b)

Seller hereby agrees that Seller shall treat the consummation of the Contemplated Transactions as a “qualifying event” within the meaning of Section 4980B(f)(3) of the Code and shall offer COBRA continuation coverage pursuant to Section 4980B(f) of the Code under Seller’s “group health plans” within the meaning of Section 4980B(g)(2) of the Code to each Affected Employee. Seller shall retain sole responsibility and liability with respect to such COBRA continuation coverage and Buyer shall have no liability with respect to Seller’s offer, or failure to offer, of such COBRA continuation coverage to any Affected Employee.

(c)

Seller shall retain sole responsibility for all dental, medical, life insurance and disability expenses and benefits for each employee and covered dependents of such employee with respect to claims incurred on or prior to the Closing Date in respect of such Person. Buyer shall have sole responsibility, in accordance with the terms of any of Buyer’s benefit plans, if any, for expenses and benefits with respect to claims incurred in respect of Affected Employees or covered dependents of such employees after the Closing Date; provided, however, that nothing in this Agreement shall be construed to require Buyer to establish any benefit plan, agreement or arrangement in respect of any Affected Employee. For purposes of this Section 6.17(c), a claim is deemed to be incurred when (i) with respect to medical or dental benefits, the medical or dental services giving rise to such claim are performed, and (ii) with respect to life or disability benefits, when the event giving rise to such claim occurs.

6.18

Risk of Loss.

(a)

Subject to Section 6.18(b) below, following the date of this Agreement and through and expiring upon the Closing, all risk of loss or damage to the Purchased Assets (including all Inventory) shall be borne by Seller.

(b)

If all or any portion of the Purchased Assets (excluding Inventory) are damaged or destroyed (the “Damaged Assets”) (whether by fire, theft, vandalism or other casualty) in whole or in part prior to the Closing and the cost to replace such Damaged Assets with substantially similar assets is less than twenty-five thousand dollars ($25,000), then the Parties shall proceed with the Contemplated Transactions and, upon the Closing, Buyer may (i) set off against the Purchase Price any amounts agreed by the Parties (acting in good faith) to account for the value of such Damaged Assets or (ii) require Seller to transfer to Buyer the proceeds (or the right to the proceeds) of any applicable insurance to which Seller or any Affiliate of Seller may be entitled, plus reimbursement for any insurance deductibles to replace the Damaged Assets with substantially similar assets. Notwithstanding the foregoing, if the cost to replace such

Damaged Assets with substantially similar assets is greater than twenty-five thousand dollars ($25,000), then Buyer shall have the option to terminate this Agreement.

(c)

Prior to the Closing, Seller shall use all commercially reasonable efforts to add Buyer as an additional insured, without additional cost or premium, on Seller’s insurance policies for events occurring prior to the Closing Date.

6.19

Cooperation by the Parties. Seller will cooperate with Buyer in connection with the obligations of Buyer to file with the SEC the financial statements and pro forma financial information required to be included by it in its periodic reports and other filings (i.e., Forms 8-K, 10-K and 10-Q and registration statements filed under the Securities Act of 1933, as amended).

6.20

Preparation of GAAP Financials. From the date hereof until the Closing, Seller shall provide, and shall cause Seller’s accountant and auditors or other representatives to provide, at Seller’s cost, such assistance, information and records to Buyer and Buyer’s representatives as may be necessary for Buyer to prepare, in accordance with GAAP, and Buyer’s accountants to audit financial statements of Seller, including a balance sheet, related statements of income and cash flows, and changes in stockholder equity for the periods ended December 31, 2006 and December 31, 2007 (the “GAAP Financials”). Except as otherwise provided herein, the cost of preparing the GAAP Financials shall be that of Buyer.

6.21

Financing Documents. Buyer shall provide Seller with reasonable access to the Financing Documents for the sole purpose of Seller’s review of the terms and conditions thereof; provided that at all times the Financing Documents and the terms and conditions thereof shall be treated as Confidential Information of Buyer and shall be subject to the provisions of Section 6.6.

Article 7
CONDITIONS PRECEDENT TO CLOSING

7.1

Conditions Precedent to Buyer’s Obligations to Close. The obligation of Buyer to enter into this Agreement and to consummate the Contemplated Transactions is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that Buyer shall have the right to waive all or any part of each such condition, and to close the Contemplated Transactions without, however, releasing Seller from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by Buyer by reason of the breach by Seller of any covenant, obligation, agreement or condition contained herein, by reason of any misrepresentation made by Seller; and provided further, however, that Buyer’s participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement contained herein:

(a)

Each of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects on the date hereof, and shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct as of such date) without taking into account any qualifiers of materiality or qualifiers of similar import or any updates to the Disclosure Schedules made pursuant to Section 6.4.

(b)

The covenants and agreements of Seller contained in this Agreement and required to be complied with or performed on or prior to the Closing Date shall have been complied with or performed.

(c)

Buyer shall have received a certificate dated as of the Closing Date and executed by an appropriate officer of Seller certifying to the satisfaction of the conditions referred to in Sections 7.1(a) and (b).

(d)

Each of the Consents set forth on Schedule 7.1(d) (the “Material Consents”) shall have been obtained in form and substance reasonably satisfactory to Buyer and shall be in full force and effect.

(e)

There shall not have occurred any event, fact or circumstance between the date hereof and the Closing Date which, individually or in the aggregate, has, or would reasonably be expected to have, a Material Adverse Effect on the Purchased Assets or the Business that continues to exist on the Closing Date.

(f)

Buyer shall have received a certificate of the Secretary or an Assistant Secretary of Seller (the “Seller Secretary’s Certificate”) certifying the resolutions duly and validly adopted by the Board of Directors of Seller, evidencing its authorization of the execution and delivery of this Agreement and the other Transaction Documents to which Seller is a party, and the consummation of the Contemplated Transactions and the names and signatures of the officers of Seller authorized to sign this Agreement and the other Transaction Documents.

(g)

The form and substance of all certificates, transfer documents, consents, instruments, and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

(h)

Buyer shall have received from Seller at the Closing a certificate of non-foreign status, in the form required by Section 1445 of the Code and the regulations thereunder, signed by an appropriate officer of Seller under penalties of perjury.

(i)

No Law shall be in effect which (i) prohibits any Party hereto from consummating the Contemplated Transactions or (ii) has a reasonable likelihood of causing a Material Adverse Effect.

(j)

Buyer, in its sole discretion, shall be satisfied with the results of its legal, financial and operational due diligence review of Seller, the Business and the Purchased Assets, and with the form and substance of each Disclosure Schedule, any update to any Disclosure Schedule and any other information regarding Seller, the Business or the Purchased Assets, in each case provided or made available to Buyer.

(k)

Buyer shall have received from Seller an “Assignment and Assumption of Lease, Consent to Assignment and Assumption of Lease and Landlord’s Estoppel Certificate” as

reasonably agreed by the Parties (the “Lease Assignment”) with respect to the Real Property Lease executed by Seller and the landlord under the Real Property Lease.

(l)

Buyer shall have received the documents required to be delivered by Seller at the Closing as provided in Section 3.2.

(m)

Buyer’s accountant shall have issued its audit report on the GAAP Financials.

(n)

Buyer shall have received, on terms satisfactory to it in its sole discretion, adequate financing to pay the Purchase Price.

7.2

Conditions Precedent to Seller’s Obligations to Close. The obligation of Seller to enter into this Agreement and to consummate the Contemplated Transactions is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that Seller shall have the right to waive all or any part of each such condition, and to close the Contemplated Transactions without, however, releasing Buyer from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by Seller by reason of the breach by Buyer of any covenant, obligation, agreement or condition contained herein, by reason of any misrepresentation made by Buyer; provided further, however, that Seller’s participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

(a)

Each of the representations and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects on the date hereof and shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date) without taking into account any qualifiers of materiality or qualifiers of similar import.

(b)

The covenants and agreements contained in this Agreement to be complied with or performed by Buyer on or before the Closing Date shall have been complied with or performed.

(c)

Seller shall have received certificates dated the Closing Date and executed by an appropriate officer of Buyer certifying to the satisfaction of the conditions referred to in Sections 7.2(a) and (b).

(d)

Seller shall have received a certificate of the Secretary or an Assistant Secretary of Buyer certifying the resolutions duly and validly adopted by the Board of Directors of Buyer, evidencing its authorization of the execution and delivery of this Agreement and the other Transaction Documents to which Buyer is a party and the consummation of the Contemplated Transactions, and the names and signatures of the officers of Buyer authorized to sign this Agreement and the other Transaction Documents to be delivered hereunder.

(e)

The form and substance of all certificates, opinions, consents, instruments and other documents delivered to Seller under this Agreement shall be satisfactory in all reasonable respects to Seller and its counsel, and the execution and delivery of said certificates, consents, instruments and other documents, and the consummation of the transactions contemplated thereby, shall have been approved by the Board of Directors of Seller.

(f)

No suit, action, arbitration or legal administrative or other Proceeding or investigation by any Governmental Authority shall be pending or threatened against Seller in relation to or affecting the consummation of the Contemplated Transactions.

(g)

No Law shall be in effect which (i) prohibits any Party hereto from consummating the Contemplated Transactions or (ii) has a reasonable likelihood of causing a Material Adverse Effect.

(h)

Seller shall have received the documents required to be delivered at the Closing as provided in Section 3.3, in each case duly executed by Buyer.

(i)

Seller shall be reasonably satisfied with the Financing Documents.

Article 8
TERMINATION

8.1

Termination. This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written agreement of Buyer and Seller;

(b)

by Buyer or Seller (if such Party is not in breach of or Default under this Agreement) by giving written notice to such effect to the other Party if the Closing shall not have occurred on or before April 30, 2008, or such later date as the Parties shall have agreed upon prior to the giving of such notice;

(c)

by either Buyer or Seller in the event of a breach by, or Default of, the other Party hereto where such breach or Default is not cured within twenty (20) days after notice thereof is received;

(d)

by Buyer, if Buyer is not satisfied, in its sole discretion, with the results of its legal, financial or operational due diligence review of Seller, the Business or the Purchased Assets, or with the form and substance of any Disclosure Schedule, any update to any Disclosure Schedule or any other information regarding Seller, the Business or the Purchased Assets, in each case provided or made available to Buyer; or

(e)

by Buyer if, for no reason attributable to Buyer, the Buyer’s accountant is not able to certify the GAAP Financials pursuant to Section 6.20.

8.2

Obligations Upon Termination. If this Agreement is terminated pursuant to Section 8.1, all obligations of the Parties shall terminate; provided, however, that any Party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of or Default under this Agreement by the other Party.

Article 9
INDEMNIFICATION

9.1

Indemnification by Seller. The Seller shall indemnify, defend and hold Buyer and each of its successors and assigns and each of their respective officers, directors, agents, shareholders and employees (each, a “Buyer Indemnitee”) from and against any loss, liability, demand, judgment, obligation, damage, cost or expense, including, without limitation, attorneys and consultants’ fees and disbursements (collectively, “Damages”), that any Buyer Indemnitee may suffer or incur to the extent based on or resulting from:

(a)

any breach of any representation or warranty made by Seller hereunder or under the other Transaction Documents (provided that in calculating any Damages, as opposed to whether there has been a breach, such Damages shall be calculated without regard to qualifications as to “materiality” including the words “material” or “Material Adverse Effect”);

(b)

Seller’s failure to perform any covenant or agreement required to be performed by it hereunder or under the other Transaction Documents;

(c)

if the Closing occurs, any of the Excluded Assets or Excluded Liabilities, including the failure of Seller to pay, discharge or perform any of the Excluded Liabilities as and when due; or

(d)

any Liability of Seller involving Taxes due and payable by, or imposed with respect to, the Business, the Purchased Assets, or other properties or operations of Seller for any period (or portion thereof) ending on or prior to the Closing (whether or not such Taxes have been due and payable), including any Taxes which may be asserted by a third party against Buyer as a result of Seller’s non-compliance with any bulk transfer or other similar laws in any jurisdiction.

Subject to the limitations and restrictions set forth in Section 9.6 below, Buyer shall be entitled to set-off any amount for which Seller has an indemnification obligation under this Section 9.1 against, at Buyer’s sole discretion, any payments due from Buyer under the Consideration Note or against the Earn-Out Consideration, with Seller remaining responsible for any amounts in excess thereof.

9.2

Indemnification by Buyer. Buyer shall indemnify, defend and hold Seller and each of its successors and assigns and each of their respective officers, directors, agents, shareholders and employees (each, a “Seller Indemnitee”) from and against any Damages that such Seller Indemnitees may suffer or incur to the extent based on or resulting from:

(a)

any breach of any representation or warranty made by Buyer hereunder or under the other Transaction Documents;

(b)

Buyer’s failure to perform any covenant or agreement required to be performed by Buyer hereunder or under the other Transaction Documents; or

(c)

if the Closing occurs, any of the Assumed Liabilities, including the failure of Buyer to pay, discharge or perform any of the Assumed Liabilities as and when due.

9.3

Procedures for Third-Party Claims.

(a)

Promptly after the receipt by a Party entitled to indemnity under this Article 9 (the “Indemnified Party”) of (i) notice of the commencement of any Third-Party Claim against it or (ii) a threat, in writing, with respect to a potential Third-Party Claim against it, such Indemnified Party shall give prompt written notice (but in any event within thirty (30) days) of the commencement, or the receipt of a threat in writing, as applicable, of such Third-Party Claim to the Party obligated to indemnify under this Article 9 (the “Indemnifying Party”), setting forth in reasonable detail the nature thereof and attaching a copy of all papers served or provided with respect to such Third-Party Claim or potential Third-Party Claim and the basis upon which such Indemnified Party seeks indemnification hereunder; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Article 9, except to the extent that the Indemnifying Party is actually prejudiced by the failure to give such notice.

(b)

The Indemnifying Party shall, upon receipt of such notice as provided above, assume the defense thereof, and, if the Indemnifying Party provides notice to the Indemnified Party of its assumption of the defense thereof within thirty (30) days after receiving such notice, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses incurred by the Indemnified Party in connection with the defense thereof (but the Indemnified Party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the latter as a result of the settlement or compromise thereof (without the written consent of the Indemnifying Party).

(c)

Anything in Section 9.3(b) to the contrary notwithstanding, if both the Indemnifying Party and the Indemnified Party are named as parties or subject to such Third-Party Claim and either of the Parties determines (acting in good faith and with the advice of counsel) that (i) there may be one or more legal defenses available to one Party that are different from or additional to those available to the other Party or (ii) a material conflict of interest between such Parties may exist in respect of such Proceeding, then such Party shall notify the other Party in writing of its determination, whereupon the Indemnifying Party may decline to assume the defense on behalf of the Indemnified Party or the Indemnified Party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other Party, the Indemnifying Party shall be relieved of its obligation to assume the defense on behalf of the Indemnified Party, but shall be required to pay any legal or other expenses, including without limitation reasonable attorneys’ fees and disbursements, incurred by the Indemnified Party in such defense. The provisions of Section 9.3(d) shall apply to any settlement or compromise of a Third-Party Claim by the Indemnified Party regardless of whether the provisions of this Section 9.3(c) apply.

(d)

If the Indemnifying Party assumes the defense of any such Third-Party Claim, the Indemnified Party shall cooperate fully with the Indemnifying Party and shall appear and give testimony, produce documents and other tangible evidence, allow the Indemnifying Party access to the books and records of the Indemnified Party and otherwise assist the Indemnifying Party in conducting such defense. No consent to entry of any judgment or entry into any settlement or compromise with respect to any Third-Party Claim may be effected by an Indemnifying Party without the consent of the Indemnified Party unless (i) such consent or settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Third-Party Claim and (ii) the sole relief provided thereunder is monetary damages that are paid in full by the Indemnifying Party. Provided that proper notice is duly given, if the Indemnifying Party shall fail promptly and diligently to assume the defense thereof, then the Indemnified Party may respond to, contest and defend against such Third-Party Claim (but the Indemnifying Party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the Indemnifying Party the entire cost and expense thereof, including without limitation reasonable attorneys’ fees and disbursements and all amounts paid as a result of such Third-Party Claim, or the settlement or compromise thereof; provided, however, that in such event, the Indemnified Party shall not compromise or settle such Third-Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed) and the Indemnifying Party shall have no liability with respect to such compromise or settlement unless it has agreed in writing thereto, or unless its consent was unreasonably withheld, conditioned or delayed. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually incurred.

9.4

Indemnification Procedures for Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by written notice to the Party from whom indemnification is sought.

9.5

Survival of Representations and Warranties. The representations and warranties of each of the Parties shall survive the Closing, notwithstanding any investigation or inquiry made by the other Party, and continue until the second (2nd) anniversary of the Closing Date, except that (a) the representations and warranties of Seller made in Section 4.1, Section 4.2 and Section 4.3 shall survive without any limitation as to time, (b) the representations and warranties of Seller made in Section 4.12 shall survive until the third (3rd) anniversary of the Closing Date, (c) the representations and warranties of Seller made in Section 4.26, and the liability of any Party hereto for any fraudulent misstatement or act shall survive until the expiration of the applicable statute of limitations, including any extensions or waivers thereof, and (d) the representations and warranties of Buyer made in Section 5.1 and Section 5.2 shall survive without any limitation. Any covenant or agreement of each of the Parties shall survive without any limitation as to time.

9.6

Indemnification Limits and Restrictions. Except in the event of claims for indemnification arising as a result of fraud, which claims shall not be subject to, or count towards, any limitations, no Buyer Indemnitee or Seller Indemnitee shall be entitled to any indemnity under Section 9.1(a) or 9.2(a), as applicable, unless and until all such claims for indemnification by Buyer Indemnitees, on the one hand, or Seller Indemnitees, on the other hand, exceed twenty-five thousand dollars ($25,000) in the aggregate (the “Basket”), at which time the Person(s) seeking indemnification shall be entitled, subject to the terms of this Article 9, to recover all Damages back to the first dollar thereof. Solely for the purposes of determining

Damages pursuant to this Article 9 any requirement in a representation or warranty that an event or fact be material or result in a Material Adverse Effect, which is a condition to such event or fact constituting an inaccuracy or breach of such representation or warranty, shall be ignored and any and all damages arising out of the inaccuracy or breach of such representation or warranty shall be taken into account for purposes of determining the rights of the Parties to indemnification pursuant to this Article 9. For the avoidance of doubt, no amounts reimbursed to Buyer pursuant to Section 6.12(a) or (b) shall be limited by the Basket.

9.7

Exclusive Remedy. Except in the event of claims for indemnification arising as a result of fraud, and except for Section 10.8, if the Closing occurs, the rights and obligations of the Parties under this Article 9 are the sole and exclusive rights and obligations of the Parties with respect to any breach of any representation, warranty, covenant or agreement in this Agreement, any other Transaction Document or any closing certificate delivered pursuant to the terms hereof and shall be in lieu of any other rights or remedies to which the Party entitled to indemnification hereunder would otherwise be entitled as a result of such breach.

9.8

Tax Treatment for Indemnity. Buyer and Seller agree to treat, to the extent permitted under applicable Law, indemnification payments hereunder as adjustments to the Purchase Price for tax purposes.

Article 10
MISCELLANEOUS

10.1

Limitation of Authority. No provision hereof shall be deemed to create any partnership, joint venture or joint enterprise or association between the Parties hereto, or to authorize or to empower either party hereto to act on behalf of, obligate or bind the other Party hereto.

10.2

Transaction Fees and Expenses.

(a)

Each Party hereto agrees to and shall bear such costs, fees and expenses as may be incurred by it in connection with this Agreement and the Contemplated Transactions; provided, however, that Seller agrees to and shall pay all of its own costs incurred in connection with this Agreement (including, without limitation, the fees and expenses of legal, tax and accounting counsel, investment bankers or brokers) out of the Excluded Assets and/or its receipt of the Purchase Price only and not with any of the Purchased Assets or any asset, amount or funds that would be (except for such payment) included within the Purchased Assets.

(b)

Whether or not the Contemplated Transactions are consummated, none of the Parties hereto shall have any obligation to pay any of the fees and expenses of the other Parties incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants and other experts.

10.3

Notices. Any notice, demand, request or other communication which is required, called for or contemplated to be given or made hereunder to or upon any Party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger for same day delivery or a nationally recognized overnight courier service for next day delivery, in each case with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission, with a written copy thereof sent on the same day by nationally recognized overnight courier service, to such Party at the following address:

To Buyer at:

DineWise, Inc.

500 Bi-County Boulevard, Suite 400

Farmingdale, NY 11735

Attention: Thomas McNeill

Fax No.: (631) 694-8493

with a copy to:

Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attention: Michael J. Shef, Esq.
Fax No.: (212) 704-5974

To Seller at:

Delightful Deliveries, Inc.

79 Main Street

Port Washington, NY 11050

Attention: Eric Lituchy

Fax No.: (516) 908-4722

with a copy to:

Michael F. Mongelli II, P.C.

41-07 162nd Street

Flushing, NY 11359
Attention: Martin Chow, Esq.

Fax No.: (718) 358-4872

or such other address as a Party hereto may at any time, or from time to time, direct by notice given to the other Party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt; in the case of clause (a)(ii), five (5) business days after such notice or demand is sent; and, in the case of clause (b), the business day next following the date such notice or demand is sent.

10.4

Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective unless made in writing and signed by or on behalf of the Parties hereto by a Person who has the authority to do so.

10.5

Waiver. No course of dealing of any Party hereto, no omission, failure or delay on the part of any Party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any Party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the Party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the Party to be charged therewith.

10.6

Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York, without regard to principles of choice of law or conflict of laws that would defer to the substantive laws of another jurisdiction.

10.7

Jurisdiction. Each of the Parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the Parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York in connection with such Proceeding and waives any objection to venue in Suffolk County, State of New York), and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by Section 10.3(a)(ii). All of the fees and expenses of such Proceeding, together with all reasonable attorney’s and accountant’s fees and expenses of each Party hereto in connection therewith, shall be borne by the losing Party, or as allocated by the court.

10.8

Remedies. In the event of any actual or prospective breach or default by any Party hereto, the other Party shall be entitled to, but not limited to, equitable relief, including remedies in the nature of rescission, injunction and specific performance.

10.9

Severability. The provisions hereof are severable and if any provision of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the Parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

10.10

Further Assurances. Each Party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other Party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

10.11

Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned, whether by operation of law, merger, consolidation or otherwise, by any Party hereto without the prior written consent of all of the other Parties, and any purported assignment without such consent shall be void and without effect.

10.12

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, successors and permitted assigns.

10.13

No Third Party Beneficiaries. Nothing contained in this Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than the Parties hereto and their successors in interest and their actual permitted assignees.

10.14

Entire Agreement. This Agreement (including all the Schedules attached hereto), together with the certificates specifically referred to herein or required to be delivered pursuant to the terms hereof, contains, and is intended as, a complete statement of all of the terms of the agreements between the Parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

10.15

Headings. The headings contained in this Agreement are included for convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

10.16

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on the following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

“Seller”

DELIGHTFUL DELIVERIES, INC.

By:

Name:

Title:

“Buyer”

DINEWISE, INC.

By:

Name:

Title:

Exhibit 2.5(ii)

Form of Consideration Note

Exhibit 3.2(a)(i)

Bill of Sale, Assignment and Assumption Agreement